               THRIFT PLAN FOR THE EMPLOYEES OF AMAX GOLD INC.


                            AND ITS SUBSIDIARIES

                           Effective April 1, 1994

                               TABLE OF CONTENTS
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ARTICLE I
      NAME AND PURPOSE OF PLAN..............................................  1

ARTICLE II
     DEFINITIONS............................................................  1

ARTICLE III
     PARTICIPATION.......................................................... 12
     3.1  WHO MAY BECOME A PARTICIPANT...................................... 12
     3.2  DETERMINATION OF PARTICIPANTS..................................... 12
     3.3  PARTICIPATION UPON REEMPLOYMENT................................... 12
     3.4  TERMINATION OF PARTICIPATION...................................... 12

ARTICLE IV
     CONTRIBUTIONS.......................................................... 13
     4.1  PARTICIPANT CONTRIBUTIONS......................................... 13
     4.2  COMPANY CONTRIBUTIONS............................................. 14
     4.3  CONTRIBUTION LIMITATIONS.......................................... 15
     4.4  LIMITATION ON ANNUAL ADDITION..................................... 25
     4.5  LIMITATION ON COMBINED BENEFITS AND CONTRIBUTIONS
          OF ALL DEFINED BENEFIT AND DEFINED CONTRIBUTION
          PLANS OF THE COMPANY.............................................. 26
     4.6  TOP HEAVY PLAN PROVISIONS......................................... 27
     4.7  EXCLUSIVE BENEFIT................................................. 28
     4.8  COMPANY'S OBLIGATIONS............................................. 28
     4.9  ROLLOVER AND TRANSFER CONTRIBUTIONS............................... 28

ARTICLE V
     PARTICIPANT ACCOUNTS................................................... 29
     5.1  PARTICIPANT ACCOUNTS.............................................. 29
     5.2  ALLOCATION OF CONTRIBUTIONS....................................... 30
     5.3  SUSPENSE ACCOUNT FOR UNALLOCATED FORFEITURES...................... 30
     5.4  VESTING OF PARTICIPANT ACCOUNTS................................... 30
     5.5  SERVICE INCLUDED IN DETERMINATION OF VESTED
          ACCOUNTS.......................................................... 31


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                                      (i)
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ARTICLE VI
     INVESTMENT OF ACCOUNTS................................................. 31
     6.1  INVESTMENT CATEGORIES............................................. 31
     6.2  INVESTMENT DIRECTIONS............................................. 32
     6.3  DIVERSIFICATION ELECTION.......................................... 32
     6.4  LIQUIDATION OF SECURITIES......................................... 32
     6.5  INTERIM INVESTMENT................................................ 33
     6.6  TRANSFER OR ROLLOVER ACCOUNTS..................................... 33
     6.7  REINVESTMENT OF COMPANY MATCH ACCOUNT............................. 33
     6.8  VALUATION OF PARTICIPANT ACCOUNTS................................. 33

ARTICLE VII
     DISTRIBUTION FROM TRUST FUND........................................... 33
     7.1  WHEN ACCOUNTS BECOME DISTRIBUTABLE................................ 33
     7.2  TIME AND FORM OF PAYMENT.......................................... 33
     7.3  DISPOSITION OF FORFEITABLE ACCOUNT ON TERMINATION
          OF EMPLOYMENT..................................................... 36
     7.4  SPENDTHRIFT TRUST PROVISIONS...................................... 36
     7.5  DISTRIBUTION IN THE EVENT OF DEATH................................ 36
     7.6  BENEFICIARIES..................................................... 37
     7.7  WITHDRAWALS DURING SERVICE........................................ 38
     7.8  QUALIFIED DOMESTIC RELATIONS ORDER................................ 40
     7.9  DIRECT TRANSFERS AND ROLLOVERS.................................... 40
     7.10 PARTICIPANT LOANS................................................. 41

ARTICLE VIII
     FIDUCIARY OBLIGATIONS.................................................. 44
     8.1  GENERAL FIDUCIARY DUTIES.......................................... 44
     8.2  ALLOCATION OF FIDUCIARY RESPONSIBILITY............................ 44
     8.3  LIABILITY INSURANCE AND INDEMNIFICATION........................... 44
     8.4  PROHIBITED TRANSACTIONS........................................... 44
     8.5  RECEIPT OF BENEFITS BY FIDUCIARIES................................ 44
     8.6  COMPENSATION AND EXPENSES OF FIDUCIARIES.......................... 45
     8.7  SERVICE BY FIDUCIARIES AND DISQUALIFIED PERSONS................... 45
     8.8  PROHIBITION AGAINST CERTAIN PERSONS HOLDING CERTAIN POSITIONS..... 45

ARTICLE IX
     PLAN ADMINISTRATOR..................................................... 45
     9.1  APPOINTMENT OF PLAN ADMINISTRATOR................................. 45

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                                      (ii)
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     9.2  INFORMATION TO BE MADE AVAILABLE TO COMMITTEE..................... 46
     9.3  DUTIES AND POWER OF COMMITTEE..................................... 46
     9.4  NOTICES FROM PARTICIPANTS......................................... 47
     9.5  CLAIMS PROCEDURES................................................. 47

ARTICLE X
     TRUSTEE................................................................ 48
     10.1  TRUSTEE.......................................................... 48
     10.2  VOTING SHARES OF COMPANY STOCK................................... 48
     10.3  EMPLOYEE BENEFITS PORTFOLIO REVIEW COMMITTEE..................... 49

ARTICLE XI
     CONTINUANCE, TERMINATION, AND
     AMENDMENT OF PLAN AND TRUST............................................ 51
     11.1  TERMINATION OF PLAN AND TRUST.................................... 51
     11.2  MERGER, CONSOLIDATION, OR TRANSFER OF ASSETS OR LIABILITIES OF
           THE PLAN......................................................... 51
     11.3  AMENDMENTS TO PLAN AND TRUST..................................... 52
     11.4  CHANGE IN CONTROL................................................ 52
     11.5  PARTICIPATING COMPANIES.......................................... 52

ARTICLE XII
     MISCELLANEOUS.......................................................... 53
     12.1  BENEFITS TO BE PROVIDED SOLELY FROM THE TRUST FUND............... 53
     12.2  NOTICES FROM PARTICIPANTS........................................ 53
     12.3  TEXT TO CONTROL.................................................. 54
     12.4  SEVERABILITY..................................................... 54
     12.5  JURISDICTION..................................................... 54
     12.6  GENDER AND PLURALS............................................... 54

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                                     (iii)

                                   ARTICLE I

                            NAME AND PURPOSE OF PLAN




     Effective January 1, 1976, AMAX Inc. established the AMAX Inc. Thrift Plan for Salaried Employees (hereinafter called the "AMAX Plan") for the benefit of Employees of the Company and its participating subsidiaries. The AMAX Plan was amended and restated as of May 1, 1987, to comply with the provisions of the Tax Reform Act of 1986 ("TRA") and other relevant regulations. The purpose of the AMAX Plan was to encourage thrift on the part of Employees by furnishing them with an opportunity and incentive to acquire an interest in Common Stock of AMAX Inc. and other securities through Company contributions which matched a portion of their own contributions to the Amax Plan, thus enabling them to participate in the Company's earnings and to build additional funds for retirement.

     Effective July 1, 1991, the AMAX Inc. Defined Contribution Pension Plan for Salaried Employees was merged into the AMAX Plan. The AMAX Plan was amended and restated effective as of January 1, 1991, to reflect this merger, and to comply with final regulations issued pursuant to TRA and other relevant statutes or regulations. Effective January 1, 1993, employees of Amax Gold Inc. ceased participating in the ESOP portion of the AMAX Plan but were still entitled to matching contributions, and further amendments were made to the AMAX Plan involving the available investment funds.

     On the Effective Date of this Thrift Plan (as defined in Section 2.15), the portion of the AMAX Plan representing the interests of employees of Amax Gold Inc. formed this Thrift Plan for The Employees of Amax Gold Inc. and its subsidiaries, as reflected in this document. As indicated in this document, Eligible Employees (as defined in Section 2.18) shall receive credit for all service recognized under the AMAX Plan (as defined in Section 2.4) and the accounts of Eligible Employees under the AMAX Plan shall become their accounts under this Plan.

     The Company, by execution of this agreement, amends and restates the Plan to be known as the Thrift Plan for The Employees of AMAX Gold Inc. and its Subsidiaries. The Plan was created for the exclusive benefit of Participants and their Beneficiaries. The Plan is intended to qualify under Section 401 (a) of the Code and under Section 401 (k) as a "qualified cash or deferred arrangement.


                                   ARTICLE II

                                  DEFINITIONS




     When used in the Plan, the following words will have the following meanings, unless the context clearly indicates otherwise:

2.1 "Account," unless otherwise indicated, means a Participant's entire interest in the Plan.

2.2 "Affiliated Company" means any corporation that is a member of the controlled group of corporations with the Company as defined in Code Section 1563(a) without regard to Subsection 1563(a)(4).

2.3  "AMAX Inc." shall mean AMAX Inc. but not any successor thereto.

2.4  "AMAX Plan" shall mean the AMAX Inc. Thrift Plan for Salaried Employees.

2.5 "Beneficial Owner", with respect to any securities, shall mean any person who, directly or indirectly, has or shares the right to vote or dispose of such securities or otherwise has "beneficial ownership" of such securities (within the meaning of Rule 13d-3 and Rule 13d-5 (as such Rules are in effect on the Effective Date) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that (i) a person shall not be deemed the Beneficial Owner of any security as a result of any agreement, arrangement or understanding to vote such security (x) arising solely from a revocable proxy or consent solicited pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the rules and regulations thereunder or (y) made in connection with, or otherwise to participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the rules and regulations thereunder, in either case described in clause (x) or clause (y) above whether or not such agreement, arrangement or understanding is also then reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report), and (ii) a person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

2.6 "Beneficiary" means the person who, under this Plan, becomes entitled to receive a Participant's Account upon the Participant's death, including when applicable the surviving spouse.

2.7 "Board of Directors," unless otherwise specified, means the Board of Directors of AMAX Gold Inc.

2.8 "Break in Service" means a Period of Severance 12 consecutive months long or longer beginning on or after January 1, 1991. "Break in Service" shall also mean a Vesting Computation Period ending on or before December 31, 1991, during which a Participant is credited with less than 501 Hours of Service. No more than one one-year Break in Service may be credited for 1991.

2.9 "Change in Control" shall mean the satisfaction of one or more of the following conditions:

     [a] any person other than AMAX or Cyprus Amax Minerals Company, as successor to AMAX by merger ("Cyprus Amax"), is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then-outstanding securities (a "20% Beneficial Owner"); provided, however, that [i] the term "20% Beneficial Owner" shall not include any Beneficial Owner who has crossed such 20 percent threshold solely as a result of an acquisition of securities directly from the Company, or solely as a result of an acquisition by the Company of Company securities, until such time thereafter as such person acquires additional voting securities other than directly from the Company and, after giving effect to such acquisition, such person would constitute a 20% Beneficial Owner; and (ii) with respect to any person eligible to file a Schedule 13G pursuant to Rule 13d-1(b)(1) under the Exchange Act with respect to Company securities (an "Institutional Investor"), there shall be excluded from the number of securities deemed to be beneficially owned by such person a number of securities representing not more than 10 percent of the combined voting power of the Company's then-outstanding securities;

     [b] during any period of two consecutive years beginning after the Effective Date, individuals who at the beginning of such period constitute the Board of Directors of the Company together with those individuals who first become Directors during such period (other than by reason of an agreement with the Company in settlement of a proxy contest for the election of directors) and whose election or nomination for election to the Board was provided for pursuant to the Agreement and Plan of Reorganization and Merger dated as of May 24, 1993, between AMAX and Cyprus Minerals Company, or otherwise was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so provided for or approved (the "Continuing Directors"), cease for any reason to constitute a majority of the Board of Directors of the Company;

     [c] the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company with or involving any Corporation other than AMAX or Cyprus Amax, or a reverse stock split of any class of voting securities of the Company which results in a de-facto change in voting control of the Company, or the
               --------
          consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 75 percent of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together owned at least 75 percent of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each other continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph [c], such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 75 percent threshold (or to reserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Company or such surviving entity or of any subsidiary of the Company or such surviving entity;

     [d] the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or an agreement for the sale or disposition of all or substantially all the assets of the Company; or

     [e] any other event which the Board of Directors of the Company determines shall constitute a Change in Control for purposes of this Plan; provided, however, that a Change in Control shall not be deemed to have occurred if one of the following exceptions applies:

          [i] Unless a majority of the Continuing Directors of the Company determines that the exception set forth in this paragraph [i] shall not apply, none of the foregoing conditions would have been satisfied but for one or more of the following persons acquiring or otherwise becoming the Beneficial Owner of securities of the
               Company: (A) any person who has entered into a binding agreement with the Company, which agreement has been approved by two-thirds (2/3) of the Continuing Directors, limiting the acquisition of additional voting securities by such person, the solicitation of proxies by such person or proposals by such person concerning a business combination with the Company (a "Standstill Agreement");
               (B) any employee benefit plan, or trustee or other fiduciary thereof, maintained by the Company or any subsidiary of the Company; (C) AMAX; (D) Cyprus Amax; (E) any subsidiary of the Company; or (F) the Company.

          [ii] Unless a majority of the Continuing Directors of the Company determines that the exception set forth in this paragraph [ii] shall not apply, none of the foregoing conditions would have been satisfied but for the acquisition by the Company of another entity (whether by the merger or consolidation, the acquisition of stock or assets, or otherwise) in exchange, in whole or in part, for securities of the Company, provided that, immediately following such acquisition, the Continuing Directors Constitute a majority of the Board of Directors of the Company, or a majority of the board of directors of any other surviving entity, and, in either case, no agreement, arrangement or understanding exists at that time which would cause such Continuing Directors to cease thereafter to constitute a majority of the Board of Directors or of such other board of directors.

     Notwithstanding the foregoing, unless a majority of the Continuing Directors determines otherwise, no Change in Control shall be deemed to have occurred with respect to a particular Participant if the Change in Control results from actions or events in which such individual is a participant in a capacity other than solely as an officer, employee or director of the Company.

2.10 "Code" means the Internal Revenue Code of 1986, as it presently is constituted, as it may be amended, or any successor statute of similar purpose.

2.11 "Common Stock" means the Common Stock of the Company.

2.12 "Company" means AMAX Gold Inc., and any Affiliated Company that adopts this Plan with the approval of the Board of Directors of AMAX Gold, Inc., or any successor in interest resulting from merger, consolidation, or transfer of substantially all of Company assets, that may expressly agree in writing to continue this Plan.

2.13 "Company Contributions" means amounts contributed under the Plan by the Company as provided in Article IV, including Company Matching Contributions.

2.14 "Company Matching Contributions" means amounts contributed by the Company pursuant to Section 4.2[a].

2.15 "Compensation" means regular remuneration, determined under rules uniformly applicable to all employees similarly situated, payable to a Participant for services rendered to any one or more Employers, excluding additional or special pay such as overtime, living and similar allowances and bonuses or other incentive compensation, but including any Section 401(k) Contributions made on behalf of the Participant under Section 4.1 and any reductions in a Participant's remuneration pursuant to a cafeteria plan as described in Section 125 of the Code. Pursuant to Code Section 401(a)(17), Compensation taken into account for all purposes under this Plan shall not exceed [A] $200,000 (as adjusted by the Secretary of the Treasury for cost of living increases each year) for any Plan Year ending prior to January 1, 1994, and [B] $150,000 (as adjusted by the Secretary of the Treasury for cost of living increases each year) for any Plan Year beginning on or after January 1, 1994. In determining the Compensation of a Participant for purposes of the Code Section 401(a)(17) limitation, the rules of Code Section 414(q)(6) will apply, except that the term "family" will include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of the rules of Code Section 414(q)(6), the Code Section 401(a)(17) limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation, as determined above prior to the application of the Code Section 401(a)(17) limitation. In addition, if Compensation is determined for any period of fewer than 12 months, the Code
Section 401(a)(17) limitation will be multiplied by a fraction, the numerator of which is the number of calendar months in the determination period and the denominator of which is 12.

2.16 "Effective Date" means November 15, 1993. Effective Date of this amended and restated plan means April 1, 1994. The "Effective Date" for any amendment or restatement of this Plan and

Trust will be the date stated in the amendment or restatement or in the resolution or minutes of action adopting the amendment or restatement.

2.17 "Employee" means any person now or hereafter in the employ of the Company excluding directors who are not employed by the Company in any other capacity, independent contractors, and any Employee who is a leased employee or a self-employed individual or owner-employee within the meaning of Code Section 401(c) with respect to his employment with the Company.

2.18 "Eligible Employee" means an Employee who is a United States citizens or a resident alien. Employees included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and the Company if there is evidence that retirement benefits were the subject of good faith bargaining between the Employee representative and the Company, are not Eligible Employees.

2.19 "Employment Commencement Date" means the date on which an Employee first performs an Hour of Service.

2.20 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

2.21 "Hour of Service" means:

[a] Each hour for which an employee is entitled to Compensation for the performance of duties during the applicable computation period;

[b] Each hour for which an employee is entitled to Compensation on account of a period of time during which no duties are performed (irrespective of whether the employment relationship is terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; and

[c] Each hour for which back pay, irrespective of mitigation of damages, either was awarded or agreed to by the Company. An employee will be credited with Hours of Service under this paragraph [c] when back pay is earned rather than actually paid.

For purposes of paragraph [b] the following rules shall apply:

     [1] No more than 501 hours will be credited to any employee on account of a single continuous period during which the employee performs no duties:

     [2] An hour will not be credited on account of a period during which no duties are performed if the payment for that hour is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, or unemployment compensation or disability insurance laws;

     [3] Hours will not be credited for payments that reimburse an employee solely for medical or medically related expenses incurred by the employee; and

     [4] A payment will be deemed to be made by or due from the Company regardless of whether the payment is made by or due from the Company directly, or indirectly through, among others, a Trust Fund or insurer to which the Company contributes or pays premiums.

These rules also will apply to the extent that any back pay is agreed to or awarded for a period of time during which an employee did not or would not have performed duties.

For purposes of this Section, the same Hours of Service will not be credited under both paragraphs [a] or [b] and also under paragraph [c]. Each Hour of Service will be credited under this Section in accordance with 29 C.F.R. (S) 2530.200b-2(b) and (c).

Solely for purposes of determining whether a Break in Service for purposes of participation or vesting has occurred, an Employee who is absent from work after January 1, 1984 because of pregnancy of the Employee, birth of a child of the Employee, placement of a child in connection with adoption of the child by the Employee, or caring for a child of the Employee during the period immediately following birth or placement for adoption, will be credited with the Hours of Service that would have been credited had the absence not occurred with the following restrictions: (i) if the Hours can not be determined the Employee will be credited with 8 Hours of Service for each day of absence; and (ii) Hours will be credited in the computation period in which the absence began if and only in so far as required to prevent a Break in Service in that period and if not so required then in the following period in so far as required to prevent a Break in Service in that period. Credit will not be given if the Employee fails to provide the Committee within 30 days of a request, any information about the purpose or length of the absence requested by the Committee.

Hours of Service will be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)) of which the adopting employer is a member, and any other entity required to be aggregated with the employer pursuant to Code Section 414(o) and the regulations thereunder.

Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Code Section 414(n) or 414(o) and the regulations thereunder.

2.22 "Key Employee" means an Employee or former Employee of the Company who, at any time during the Plan Year or any of the four preceding Plan Years, is:

[a] an officer of the Company having an annual compensation greater than 50 percent of the dollar limitation in effect under Code Section 415(b)(1)(A) for the Plan Year;

[b] one of the ten 10 employees, owning or considered to own under Code Section 318, the largest interests of the Company and having annual compensation in excess of 100% of the dollar limitation in effect under Code Section 415(c)(1)(A);

[c]  a five percent owner of the Company; or

[d] a one percent owner of the Company having an annual Compensation from the Company of more than $150,000.

For purposes of paragraph [a], no more than 50 employees (or, if fewer, the greater of 3 employees or 10 percent of the employees) will be treated as officers. For purposes of paragraph [b], if two employees have the same interest in the Company, the employee having greater annual Compensation from the Company will be treated as having a larger interest. This paragraph will be interpreted to conform with Code Section 416. For purposes of this definition, "employee" will have the same meaning as it does under Code Section 416(i)(1). Any Beneficiary of a Key Employee will be treated as a Key Employee. "Non-Key Employee" means any Employee who is not a Key Employee under this Section.

Annual compensation means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under
Section 125, Section 402(e)(3), Section 402(h) or Section 403(b) of the Code. The determination period is the plan year containing the determination date and the 4 preceding plan years.

2.23 "Leased Employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organizations) has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

A Leased Employee shall not be considered an employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a non integrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(e)(3), Section 402(h) or Section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) lease employees do not constitute more than 20 percent of the recipient's non highly compensated work force.

2.24 "Normal Retirement Age" means age 65 for this Plan.

2.25 "Participant" means any Employee who has become a Participant under this Plan. Participation will cease upon distribution of a Participant's entire vested Account and forfeiture of a Participant's entire non vested Account after Termination of Employment.

2.26 "Pension Plan" means the AMAX Inc. Defined Contribution Pension Plan for Salaried Employees.

2.27 "Period of Contribution" means a period beginning on the date an Employee first begins to make tax deferred or after-tax contributions to the Plan and ends on the date a Period of Severance begins. A period during which Participant is on a paid leave of absence, the terms of which specifically provide for that individual to be treated as an active employee, will be included in that Participant's Period of Contribution.

2.28 "Period of Severance" for purposes of vesting means a period beginning on or after January 1, 1991, on the date an Employee quits, retires, or is discharged or the first anniversary of the date an Employee Terminates Employment for any other reason and ending on the Participant's Reemployment Commencement Date; provided, however, that if an Employee Terminates Employment for any other reason and quits, retires, or is discharged within 12 months, the Period of Severance begins on the first day of absence. Solely for purposes of determining whether a Period of Severance for vesting purposes has occurred, the 12-consecutive month period beginning on the first anniversary of the first day of an absence beginning on or after January 1, 1991, will not constitute a Period of Severance if the Employee is absent from work because of pregnancy of the Employee, birth of a child of the Employee, placement of a child in connection with adoption of the child by the Employee, or caring for a child of the Employee during the period immediately following birth or placement for adoption. This exception will not apply if the Employee fails to provide to the Plan Administrator within 30 days of request, any information about the purpose or length of the absence requested by the Plan Administrator.

If the employer is a member of an affiliated service group (under Section 414(m)), a controlled group of corporations (under Section 414(b)), or a group of trades or businesses under common control (under Section 414(c)) or any other entity required to be aggregated with the employer pursuant to Section 414(o) and the regulations thereunder, service will be credited for any employment for any period of time for any other member of such group. Service will also be credited for any individual required under Section 414(n) or considered an employee of any employer aggregated under Section 414(b), (c), or (m).

2.29 "Period of Vesting Service" means a period beginning on the later of January 1, 1991, or an Employee's Employment or Reemployment Commencement Date and ending on the date a Period of Severance begins. "Period of Vesting Service" shall also include one year for each Vesting Computation Period ending on or before December 31, 1991, during which the Participant is credited with 1,000 or more Hours of Service. Vesting Service for the Vesting Computation Period ending in 1991 shall be the greater of the Period of Vesting Service credited on the basis of Hours of Service or credited on the basis of the elapsed time rule in effect after January 1, 1991. A Participant's

Period of Vesting Service shall in no event be less than the Participant's Period of Vesting Service under the terms of the Plan as in effect as of the Effective Date of this Amended and Restated Plan. Unless otherwise specified in the instrument of participation, contiguous employment with an Affiliated Company will be considered employment with the Company for purposes of computing vesting service.

2.30 "Permanent Layoff" means Termination of Employment by reason of the permanent shutdown of a plant, mine, laboratory, department or subdivision thereof or by reason of a staff reduction caused by economic conditions, business conditions, merger, acquisition, divestiture, unit shutdown or department consolidation.

2.31 "Plan" means the Plan maintained under this document and all subsequent amendments to it.

2.32 "Plan Administrator" means the Thrift Plan Committee appointed by the Board of Directors whose duties are specified in this Plan.

2.33 "Plan Year" means the fiscal (taxable) year of the Company, which, as presently established, commences on January 1 of each year, and this will be the fiscal (taxable) year of the Trust established under this Plan. If there is a change in the Company's fiscal year, "Plan Year" will mean the Company's new fiscal year, and any short fiscal year resulting from a change will be considered a full year for all purposes of this Plan. The period from the Effective Date of this Plan to December 31, 1993, shall be a full Plan Year for all purposes of this Plan.

2.34 "Portfolio Review Committee" or Portfolio Committee" or "Employee Benefit Portfolio Review Committee" means the Committee appointed by the Board of Directors whose duties are described in Section 10.3.

2.35 "Reemployment Commencement Date" means the date on which an Employee first performs an Hour of Service after a Period of Severance.

2.36 "Retirement" means [a] retirement of a Participant from the employment of the Company or a Non-Participating Subsidiary, with a pension (whether immediate or deferred but not including a vested termination retirement allowance) under any retirement plan of any Affiliated Company, or [b] regardless of eligibility for a pension, Termination of Employment at any time on or after a Participant's Normal Retirement Date.

2.37 "Super Top Heavy Plan" means a Plan in which the aggregate value of the Accounts of Key Employees under the Plan exceeds 90 percent of the aggregate value of the Accounts of all Participants under the Plan (as of the Determination Date for the Plan Year), excluding the value of Accounts of former Key Employees. For purposes of this Section, the value of Accounts of Participants will be increased by the aggregate amount of distributions made with respect to Participants during the five-year period ending on the Determination Date. "Determination Date" means, with respect to any Plan Year, the last day of the preceding Plan Year (or in the case of the first Plan Year, the last day of that Plan Year). This paragraph will be interpreted to conform with Code Section 416.

2.38 "Termination of Employment" or "Terminates Employment" means termination of the employer-employee relationship between an Employee and the Company for any reason. Transfer to employment with an Affiliated Company that does not maintain this Plan (a "Non-Participating Subsidiary") will not be considered a Termination of Employment. Transfer to employment in a class of Employees that are not Eligible Employees, as described in Section 2.18, shall not be treated as a Termination of Employment.

2.39 "Thrift Plan Committee" or "Committee" means the Committee appointed as Plan Administrator by the Board of Directors whose duties are specified in this Plan.

2.40 "Top Heavy Plan" means a Plan in which the aggregate value of the Accounts of Key Employees under the Plan exceeds 60 percent of the aggregate value of the Accounts of all Participants under the Plan (as of the Determination Date for the Plan Air), excluding the value of Accounts of former Key Employees. For purposes of this Section, the Accounts of Participants will be increased by the aggregate amount of distributions made with respect to Participants during the five-year period ending on the Determination Date. Benefits will not be taken into account in determining the top heavy ratio for any Participant who has not performed services for the Company during the last five-year period ending on the Determination Date. "Determination Date" means, with respect to any Plan Year, the last day of the preceding Plan Year (or in the case of the first Plan Year, the last day of that Plan Year). This paragraph will be interpreted to conform with Code Section 416. For purposes of determining whether this and any aggregated plans are Top Heavy or Super Top Heavy, all defined benefit and defined contribution plans (including any simplified employee pension plan) maintained or ever maintained by the Company in which a Key Employee participates or on which any plan in which a Key Employee participates depends for qualification under Code Sections 401(a)(4) or 410 must be aggregated.
Other plans maintained or ever maintained by the Company may be aggregated if, when considered as a group with the plans that must be aggregated, they would continue to satisfy the requirements of Code Sections 401 (a)(4) and 410.

2.41 "Total and Permanent Disability" shall mean disablement by injury or disease, which results in total incapacitation, mental or physical, and which is likely to be permanent, as determined by the Committee on the basis of information supplied by a licensed physician. A Participant who has been placed on a Total and Permanent Disability allowance under any retirement or insurance plan of the Company or Non-Participating Subsidiary shall be deemed to be totally and permanently disabled under the Plan.

2.42 "Trustee" means the person or persons appointed by the Board of Directors as the Trustee of the Trust agreement entered into by the Company for the purpose of holding the assets of the Plan.

2.43 "Trust Fund" means the assets of the Trust Fund established to hold the assets of this Plan.

2.44 "Valuation Date" means each business day on which the Plan's recordkeeper is open for business.



                                  ARTICLE III

                                 PARTICIPATION




3.1  WHO MAY BECOME A PARTICIPANT: Any Eligible Employee who is an Eligible
     ----------------------------
Employee on the Effective Date will become a Participant on the Effective Date of this Plan. Any other or new Employee will become a Participant as of the first day of the calendar month next following the Employee's Employment Commencement Date provided the Employee must be an Eligible Employee when he becomes a Participant. Any Eligible Employee who is a Participant will continue to be a Participant upon restatement or amendment of the Plan, unless the restatement or amendment specifically excludes the Employee from participation.

3.2  DETERMINATION OF PARTICIPANTS: The Committee will determine when
     -----------------------------
Employees become eligible to participate and will provide enrollment forms to Eligible Employees when they become eligible to participate. An Eligible Employee may enroll during the designated enrollment period nearest the date he first becomes eligible to participate or as of the first day of any subsequent calendar month by filing the completed enrollment forms with the Committee during the designated enrollment period before the effective date of his participation.

3.3  PARTICIPATION UPON REEMPLOYMENT: An Eligible Employee or former
     -------------------------------
Participant may become a Participant upon his reemployment as an Employee or transfer to an eligible class of Employees as described in Section 2.18 as soon as the Employee completes the appropriate enrollment materials during the designated enrollment period.

3.4  TERMINATION OF PARTICIPATION:  A Participant who ceases to be an
     ----------------------------
Eligible Employee shall cease to be a contributor to the Plan but, until Termination of Employment, shall continue to be a Participant for all other purposes of the Plan so long as there is a balance in the Participant's Account. A person shall cease to be a Participant when there is no balance in the Participant's Account.

                                   ARTICLE IV

                                 CONTRIBUTIONS




4.1  PARTICIPANT CONTRIBUTIONS:
     -------------------------

[a]  Rate of Participant Contributions: As a condition of eligibility to share
     ---------------------------------
     in Company Matching Contributions, a Participant must elect to make matched contributions to this Plan of up to a total of 6% of Compensation (in whole percentage increments). Each Participant may also elect to make unmatched contributions of up to 10% of Compensation, provided, however, that the total of matched and unmatched contributions may not exceed 16% of Compensation.

[b]  Participant Contribution Elections: At the Participants' election, such
     ----------------------------------
     contributions may be made either on an after-tax basis or on a tax deferred basis under a salary reduction agreement. Elections must be made according to the procedure prescribed by and on the form provided by and filed with the Committee. Elections to make Participant contributions may be prospective only. Participant contributions will be paid into the Trust Fund by the Company monthly.

[c]  Change of Participant Contributions: A Participant may change the rate of
     -----------------------------------
     contributions prospectively, but not retroactively, by filing a revised Participant contribution form with the Committee. The rate of after-tax contributions may be changed not more frequently than once in any calendar month by filing a revised form with the Committee by the 15th day of the next preceding month. The rate of tax deferred salary reduction contributions may be changed effective for the first pay period commencing in the following month by filing a revised form with the Committee by the 15th day of the preceding month.

     In the event it becomes necessary for Highly Compensated Employees to change the rate of contributions, as set forth in Section 4.3, the Highly Compensated Employee shall be permitted to do so in a manner deemed by the Committee to be administratively feasible.

     In the event that the Committee, or its designee, deems it necessary to require Highly Compensated Employees to change the rate of contributions because of the likelihood of exceeding the limitations set forth in Section 4.3, the Highly Compensated Employees shall be required to do so, after appropriate notice, in a manner deemed by the Committee to be administratively feasible.

[d]  Suspension of Participant Contributions: A Participant may suspend or
     ---------------------------------------
     resume after-tax or tax deferred contributions by filing with the Committee a written election on the form provided by the Committee. After-tax or tax deferred contributions may be suspended or resumed monthly by filing a written election on the form provided by the Committee by the 15th day of the next preceding month.

[e]  Nonforfeitability of Participant Contributions: All Participant
     ----------------------------------------------
     contributions are nonforfeitable at all times.

[f]  Limit on After-Tax Contributions: For each Plan Year, the total of a
     --------------------------------
     Participant's after-tax contributions to this and any other qualified plan maintained by the Company may not exceed 16% of the Participant's Compensation for the Plan Year.

[g]  Limit on Tax Deferred Contributions: For each Plan Year, the total of a
     -----------------------------------
     Participant's tax deferred contributions to this and any other qualified plan maintained by the Company may not exceed 16% of the Participant's Compensation for the Plan Year, or, if less, $7,000 (as adjusted for cost of living increases by the Secretary of the Treasury as of each January 1).

[h]  Aggregate Limits on Participant Contributions: Subject to the adjusted
     ---------------------------------------------
     $7,000 per year limit on tax deferred contributions, a Participant may make matched contributions to this Plan of up to 6% of Compensation on a tax-deferred basis or after tax; however, the total of his matched contributions may not exceed 6% of Compensation. Subject to the adjusted $7,000 per year limit on tax deferred contributions, a Participant may make unmatched contributions to this Plan of up to 10% of Compensation on an after-tax basis and may make unmatched contributions of up to 10% of Compensation on a tax deferred basis. The sum of his unmatched contributions may not exceed 10% of Compensation. The sum of his unmatched and matched contributions may not exceed 16% of Compensation. Moreover, the sum of a Participant's matched contributions (on both a pre-tax and after-tax basis) and his unmatched contributions (on both a pre-tax and after-tax basis) may not exceed 16% of Compensation. Contributions shall be made in whole percentage increments of Compensation.

4.2  COMPANY CONTRIBUTIONS:
     ---------------------

[a]  Company Contributions:
     ---------------------

     [1] The Company will pay into the Trust Fund monthly an amount equal to 75% of the matched contributions of up to 6% of his Compensation made by each Participant. Forfeitures will be applied to offset Company Matching Contributions under this Clause 4.2[a][2].

     [2] In addition, the Company may at its discretion make additional Company Matching Contributions to be allocated among the accounts of Eligible Employees who are not Highly Compensated Employees.

[b]  Restrictions on Company Contributions: The amount of Company Contributions
     -------------------------------------
     plus tax deferred salary reduction contributions:

     [1] may not exceed 15% of the aggregate Compensation of all Participants eligible to share in Company Contributions under this Plan in the year for which the contribution is being determined;

     [2]  may not exceed the annual addition limitations of the Code; and

     [3]  may be made in cash or in qualifying employer securities.

4.3  CONTRIBUTION LIMITATIONS:
     ------------------------

[a]  Limitations: Notwithstanding the provisions of Sections 4.1 and 4.2 above,
     -----------
     Participant tax deferred and after-tax contributions, and Company Matching Contributions to this and any other qualified plan maintained by the Company or any Affiliated Company are subject to the following limitations:

     [1]  Actual Deferral Percentage Test:  Actual Deferral Percentage for
          -------------------------------
          Highly Compensated Employees for each Plan Year must be no greater than 1.25 times the Actual Deferral Percentage for all other Participants for that Plan Year; or alternatively, the Actual Deferral Percentage for Highly Compensated Employees may be two times the Actual Deferral Percentage for all other Participants if the Actual Deferral Percentage for Highly Compensated Employees is not more than two percentage points higher than the Actual Deferral Percentage for all other Participants for that Plan Year.

          (A) The Actual Deferral Percentage for the Plan Year for any Highly Compensated Employee who is eligible to have Elective Deferrals and Deemed Elective Deferrals allocated to his Account under two or more arrangements described in Code Section 401(k) that are maintained by the Company will be determined as if they were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year will be treated as a single arrangement.

          (B) If this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one of more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this section will be applied by determining the Actual Deferral Percentage of Participants as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year.

          (C) The Actual Deferral Percentage of a Participant who is a five percent owner or one of the ten most Highly Compensated Employees, will include the Elective Deferrals, Deemed Elective Deferrals, and Compensation of such Participant and the Elective Deferrals, Deemed Elective Deferrals and Compensation for the Plan Year of any family members, as defined in Code Section 414(q)(6). Family members of Highly Compensated Employees will be disregarded as separate Employees.

          (D) For purposes of the Actual Deferral Percentage Test, Elective Deferrals, Qualified Non-elective Contributions, and Qualified Matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which such contributions relate.

          (E) The Company will maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage Test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.

     [2]  Average Contribution Percentage Test:
          ------------------------------------

          (A) The Average Contribution Percentage for Highly Compensated Employees for each Plan Year must be no greater than 1.25 times the Average Contribution Percentage for all other Participants for that Plan Year; or alternatively, the Average Contribution Percentage for Highly Compensated Employees may be two times the Average Contribution Percentage for all other Participants if the Average Contribution Percentage for Highly Compensated Employees is not more than two percentage points higher than the Average Contribution Percentage for all other Participants for that Plan Year.

          (B) The Average Contribution Percentage for the Plan Year for any Highly Compensated Employee who is eligible to have contribution percentage amounts allocated to his Account under two or more arrangements described in Code Section 401(k) that are maintained by the Company will be determined as if such contribution percentage amounts were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year will be treated as a single arrangements.

          (C) If this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this section will be applied by determining the contribution percentage of Participants as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year.

          (D) The contribution percentage and Compensation of a Participant who is a five percent owner or one of the ten most Highly Compensated Employees, will include the contribution percentage amounts and Compensation for the Plan Year of any family members, as defined in Code Section 414(q)(6). Family members of such Highly Compensated Employees will be disregarded as separate Employees.

          (E) For purposes of the contribution percentage test, Participant contributions are considered to have been made in the Plan Year in which contributed to the Trust. Matching Contributions and Qualified Non-elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year. A Matching Contribution (including a Qualified Matching Contribution) that is forfeited to correct excess aggregate contributions, or because it is attributable to an excess contribution or excess deferral will not be taken into account for purposes of determining the contribution percentage test.

          (F) The Company will maintain records sufficient to demonstrate satisfaction of the average contribution percentage test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.

     [3]  Multiple Use:  If one or more Highly Compensated Employees participate
          ------------
          in both a cash or deferred arrangement and a plan subject to the Average Contribution Percentage test maintained by the Company and the sum of the Actual Deferral Percentage and Average Contribution Percentage of Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Average Contribution Percentage of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced (beginning with the Highly Compensated Employee whose Average Contribution Percentage is the highest) so that the aggregate limit is not exceeded. The amount by which each Highly Compensated Employee's contribution percentage amount is reduced will be treated as an excess aggregate contribution. The Actual Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees are determined after any corrections required to meet the Actual Deferral Percentage and Average Contribution Percentage Tests. Multiple use does not occur if both the actual deferral percentage and the average contribution percentage of the highly

          Compensated Employees do not exceed 1.25 times the actual deferral percentage and average contribution percentage of the non-Highly Compensated Employees.

     [4]  Excess Contributions:
          --------------------

          (A)  Excess Tax Deferred Contributions:
               ---------------------------------

               (i)   Assignment of Excess Tax Deferred Contributions:  A
                     -----------------------------------------------
                     Participant who has made contributions to 2 or more 401(k) plans may designate as made to this Plan any Excess Tax Deferred Contributions made during the taxable year of the Participant by notifying the Committee on or before March 15 of the following year of the amount of the Excess Tax Deferred Contributions to be assigned to the Plan. A Participant is deemed to have notified the Committee of any Excess Tax Deferred Contributions that arise by taking into account only Tax Deferred contributions made to this Plan.

               (ii)  Distribution of Excess Tax Deferred Contributions:
                     -------------------------------------------------
                     Notwithstanding any other provision of the Plan, Excess Tax Deferred Contributions, plus any allocable income and minus any allocable loss, will be distributed no later than April 15 to any Participant to whose Account Excess Tax Deferred Contributions were made or assigned for the preceding year, and who claims or is deemed to have notified the Committee of Excess Tax Deferred Contributions for such year.

               (iii) Income or Loss:  Excess Tax Deferred Contributions will be
                     --------------
                     adjusted by the amount of any income or loss allocable to the Participant's Tax Deferred Savings Accounts for the taxable year multiplied by a fraction, the numerator of which is such Participant's Account balance attributable to Tax Deferred Contributions without regard to any income or loss occurring during such taxable year.

          (B)  Distribution of Excess Aggregate Contributions:  An excess
               ----------------------------------------------
               aggregate contribution is the excess, in any Plan Year, of the aggregate contribution percentage amounts taken into account in determining the numerator of the Average Contribution Percentage actually made on behalf of Highly Compensated Employees over the maximum contribution percentage amounts permitted by the Average Contribution Percentage test, determined by reducing contributions made on behalf of Highly Compensated Employees beginning with the Highly Compensated Employee with the highest contribution percentage. In the event that excess aggregate contributions are made for any Plan Year, the Committee will distribute the excess aggregate contributions in the same manner as excess contributions are distributed, as provided in Section 4.3(a)(4)(C) of this Plan. Income and losses attributable to excess aggregate contributions will be determined and distributed along with the excess aggregate contributions in the manner provided in Section 4.3(a)(4)(C)] of this Plan.

          (C)  Return of Excess Contributions:
               ------------------------------

               (i)   Excess Contributions:  An excess contribution is the
                     --------------------
                     excess, in any Plan Year, of the aggregate amount of contributions actually taken into account in determining the Actual Deferral Percentage for Highly Compensated Employees over the maximum amount of such contributions permitted by the Actual Deferral test, determined by reducing contributions made on behalf of Highly Compensated Employees beginning with the Highly Compensated Employee with the highest Actual Deferral Percentage.

               (ii)  Distribution of Excess Contributions:  In the event that
                     ------------------------------------
                     excess contributions are made for any Plan Year, the Committee will distribute the excess contributions in accordance with this paragraph. on or before the 15th day of the third month following the end of each Plan Year, but in no event later than the close of the following Plan Year.

               (iii) Income and Loss:  Each Highly Compensated Employee will
                     ---------------
                     have his or her portion of the excess contribution, adjusted for any income or loss allocable to such portion, distributed to him.

               (iv)  Family Members:  Excess contributions of Participants who
                     --------------
                     are subject to the family member aggregation rules shall be allocated among the family members in proportion to the Elective Deferrals (and amounts treated as Elective Deferrals) of each family member that are combined to determine the combined Actual Deferral Percentage. The income or loss attributable to excess contributions is the income or loss for the Plan Year allocable to the Participant's Tax Deferred Savings Account (and any deemed Elective Deferrals allocated to the participant's
                     Account) multiplied by a fraction, the numerator of which is the Participant's excess contributions for the Plan
                     Year and the denominator of which is the Participant's Account balance attributable to Elective Deferrals (and deemed Elective Deferrals), without regard to any income or losses allocable to such contributions for the Plan Year. Alternatively, in the discretion of the Committee, income allocable to the Participant's excess elective deferrals may be determined under any reasonable method used by the Plan for allocating income on Plan assets.

               (v)   Order of Distribution:  Excess contributions will be
                     ---------------------
                     distributed from the Participant's Tax Deferred Savings Account and Qualified Matching Contributions Account, if applicable, in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the Actual Deferral Percentage test) for the Plan Year. Excess contributions will be distributed from the Participant's Qualified Non-elective Contribution Account only to the extent that such excess contributions exceed the balance in the Participant's elective deferral Account and qualified matching contributions account. If excess contributions are not distributed by the 15th day of the third month following the end of the Plan Year in which such excess contributions arose, a ten percent excise tax will be imposed on the Company with respect to such excess contributions.

          (D)  Forfeitures of Matching Contributions:  Matching Contributions
               -------------------------------------
               attributable to excess contributions that are distributed to a Participant shall be forfeited as of the distribution date of the excess contribution.

          (E)  Qualified Non-Elective Contributions:  In lieu of distributing
               ------------------------------------
               excess contributions as provided in Section 4.3(a)(4)(C) or excess aggregate contributions as provided in Section 4.3(a)(4)(B), the Company, in its discretion, may make Qualified Non-elective Contributions, on behalf of all Participants or all Participants who are non-Highly Compensated Employees, that are sufficient to satisfy either the Actual Deferral Percentage test or the Average Contribution Percentage test, or both, pursuant to regulations under the Code. "Qualified Non-Elective Contributions" means contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Company and allocated to Participants' Accounts that the Participants may not elect to receive in cash until distributed from the Plan, that are nonforfeitable when made, and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.

          (F)  Recharacterization of Excess Contributions:  A Participant may
               ------------------------------------------
               elect to treat his excess contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan to the extent that recharacterized excess contributions in combination with other Participant contributions made under the Plan do not exceed the limitations on Participant contributions provided in the Plan, including the Average Contribution Percentage limitation. Recharacterized amounts will be nonforfeitable and will be subject to the distribution and withdrawal restrictions imposed on elective deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount, along with any other after-tax contributions, will exceed the limits on after-tax contributions provided in
               Section 4.1[f] of the Plan. Recharacterization must occur within two and one-half months after the close of the Plan Year in which such excess contributions arose and recharacterization is deemed to occur no earlier than the date the last Highly Compensated Employee is provided written notification of the amount recharacterized and the consequences of such recharacterization. Recharacterized amounts will be taxable to the Participant in the Participant's taxable year in which the Participant would have received such amounts in cash but for the elective deferral.

[b]  Annual Additions:  Excess Tax Deferred Contributions, excess contributions,
     ----------------
     and excess aggregate contributions, whether or not returned to the Participant, will be treated as Annual Additions under Section 4.4.

[c]  Definitions:
     -----------

     [1] The "Actual Deferral Percentage" for a specified group of Participants for a Plan Year means the average of the ratios (calculated separately for each Participant in the group) of the amount of Tax Deferred Contributions under this Plan on behalf of each such Participant for the Plan Year to the Participant's Compensation for the entire Plan Year (whether or not the Participant was a Participant for the entire Plan Year) or for the portion of such Plan Year during which the Employee was a Participant, as determined by the Committee for such Plan Year so long as such determination is applied uniformly to Participants under the Plan for such Plan Year. Company contributions on behalf of any Participant include [i] any Elective Deferrals made pursuant to the Participant's deferral election, including Excess Elective Deferrals, but excluding Elective Deferrals that are taken into account in the Average Contribution Percentage test (provided the Actual Deferral Percentage test is satisfied both with and without exclusion of these Elective Deferrals); and [ii] in the discretion of the Company, all Qualified Non-elective Contributions or any Qualified Non-elective Contributions necessary to meet the Actual Deferral Percentage test and all Qualified Matching Contributions or any Qualified Matching Contributions necessary to meet the Actual Deferral Percentage test. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but has not made Elective Deferrals will be treated as a Participant on whose behalf no Elective Deferrals are made.

     [2]  "Aggregate Limit" means the greater of:

          [A] the sum of [i] 1.25 times the greater of the Actual Deferral Percentage of non-Highly Compensated Employees for the Plan Year or the Average Contribution Percentage of non-Highly Compensated Employees for the Plan Year; and [ii] the lesser of two times or two plus the lesser of the Actual Deferral Percentage or Average Contribution Percentage; or

          [B] the sum of [i] 1.25 times the lesser of the Actual Deferral Percentage of non-Highly Compensated Employees for the Plan Year or the Average Contribution Percentage of non-Highly Compensated Employees for the Plan Year; and [ii] the lesser of two times or two plus the greater of such Actual Deferral Percentage or Average Contribution Percentage.

     [3] The "Average Contribution Percentage" for a specified group of Participants for a Plan Year is the average of the ratios (calculated separately for each Participant in such group) of the sum of the Participant contributions, Matching Contributions, and Qualified Matching Contributions (to the extent such contributions are not taken into account for purposes of the actual deferral percentage test) made on behalf of the Participant for the Plan Year to the Participant's Compensation for the entire Plan Year (whether or not the Participant was a Participant for the entire Plan Year) or for the portion of the Plan Year during which the Employer was a Participant in the Plan, as determined by the Committee for such Plan Year so long as such determination is applied uniformly to all Participants under the Plan for such Plan Year. Matching and Qualified Matching Contributions on behalf of any Participant in any Plan Year include [i] in the discretion of the Company, all Qualified Non-elective Contributions or such Qualified Non-elective Contributions as are necessary to meet the Average Contribution Percentage test; and [ii] in the discretion of the Company, all Elective Deferrals made pursuant to the Participant's deferral election or such Elective Deferrals as are necessary to meet the Average Contribution Percentage test (provided that the Actual Deferral Percentage test is satisfied both with and without the exclusion of these Elective Deferrals). Such contribution percentage amounts shall not include Matching Contributions that are forfeited either to correct excess aggregate contributions or because the contributions to which they relate are Excess Deferrals, excess contributions or excess aggregate contributions.

     [4] "Compensation" for purposes of Section 4.3 only, will mean compensation as defined in Code Section 414(s) and the regulations thereunder, under rules applied uniformally to all Participants.

     [5] "Deemed Elective Deferrals" means Qualified Non-Elective Contributions or Qualified Matching Contributions, or both that are treated as Elective Deferrals for purposes of the Actual Deferral Percentage Test.

     [6] "Elective Deferrals" means any Company contributions made to the Plan at the election of the Participant in lieu of cash compensation, including contributions made pursuant to a salary reduction agreement or other deferral arrangement. A Participant's Elective Deferrals in any calendar year are the sum of all Company contributions made on behalf of such Participant pursuant to an election to defer under any arrangement described in Code Section 401(k), any simplified employee pension cash or deferred arrangement described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code
          Section 457, any plan as described in Code Section 501(c)(18), and any Company contributions made on behalf of a Participant pursuant to a salary reduction agreement for the purchase of an annuity contract under Code Section 403(b).

     [7] "Excess Tax Deferred Contributions" means Tax Deferred Contributions includible in a Participant's gross income under Code Section 402(g) to the extent the Participant's Tax Deferred Contributions for a taxable year exceed the dollar limitations under Code Section 402(g) (as adjusted for increases in the cost of living.)

     [8] "Highly Compensated Employee" means any Employee or former Employee who, during the Plan, or on the preceding Plan Year:

          [a] was at any time a five percent owner;

          [b] received annual Compensation from the Company in excess of $75,000, as adjusted for increases in the cost of living;

          [c] received annual Compensation from the Company in excess of $50,000, as adjusted for increases in the cost of living, and was in the top-paid group of Employees for the Plan Year. An Employee is in the top-paid group of Employees for any Plan Year if such Employee is in the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of Compensation paid during the Plan Year; or

          [d] was at any time an officer of the Company and received Compensation greater than 50% of the dollar limitation in effect under Code Section 415(b)(1)(A), as adjusted for increases in the cost of living.

          In determining which Employees are Highly Compensated Employees, an Employee not described in paragraphs [b], [c] or [d] above for the preceding year will not be treated as falling under the categories described in paragraphs [b], [c] or [d] for the current year unless such Employee is in the group consisting of the 100 Employees with the highest Compensation from the Company in the current year. The Company may adopt any reasonable, nondiscriminatory tie-breaking or rounding rules necessary to determine which Employees are Highly Compensated Employees, provided that such rules are uniformly and consistently applied. If no officer has satisfied the Compensation requirement of paragraph
          [d] above during the Plan Year, the highest paid officer for such year will be treated as a Highly Compensated Employee, unless otherwise provided by regulations.

          In determining an individual's Compensation under this Section, Compensation from each Company required to be aggregated under Code Sections 414(b), (c), (m), and (o) will be taken into account. For purposes of this Section, the determination of Compensation will be made without regard to Code Sections 125, 402(a)(8), 402(h)(1)(B), and, in the case of Company contributions made pursuant to a salary reduction agreement, without regard to Code Section 403(b).

          A former Employee will be treated as a Highly Compensated Employee if such Employee separated from service (or was deemed to have separated) prior to the Plan Year, performs no service for the Company during the Plan Year, and was a Highly Compensated Employee for either the separation year or any Plan Year ending on or after the Employee's 55th birthday.

          If, during the Plan Year or the preceding Plan Year, an Employee is a family member of either [1] a five percent owner who is an Employee or former Employee; or [2] a Highly Compensated Employee who is one of the ten most Highly Compensated Employees ranked on the basis of Compensation paid by the Company during such year, then the family member and the five percent owner or top-ten Highly Compensated Employee will be treated as one Employee receiving Compensation and Plan contributions equal to the sum of such Compensation and contributions of both individuals. For purposes of this Section, a family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee, and the spouses of such lineal ascendants and descendants.

          The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers, and the Compensation that is considered, will be made in accordance with Code Section 414(q).

     [9] "Matching Contribution" means a Company contribution made to this or any other defined contribution plan on behalf of a Participant on account of a Participant contribution made by such Participant, or on account of a Participant's Elective Deferral, under a Plan maintained by the Company.

     [10] "Participant Contribution" means any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate Account to which earnings and losses are allocated.

4.4  LIMITATION ON ANNUAL ADDITION: For purposes of this Section, annual
     -----------------------------
additions include Company Contributions and Participant tax deferred and after-tax contributions, forfeitures, amounts allocated to an individual medical account, as defined in Code Section 415(1)(2), that is part of a pension annuity plan maintained by the Company and amounts attributable to post-retirement medical benefits that are allocated to the separate account of a Key Employee. Annual additions shall not include (i) any contribution made by a Participant which qualifies under law as a rollover contribution or direct transfer, or (ii) any forfeitures or Company Contributions which are described in Section 415(c)(6) of the Code. For purposes of applying this limitation, the annual limitation year is the Plan Year. If the annual addition to the Account of any Participant, attributable to all defined contribution plans (including money purchase pension plans or profit-sharing plans of the Company), would exceed either $30,000 (as adjusted for cost of living increases by the Secretary of the Treasury as of each January 1 after 1988 for any limitation year ending during the calendar year) or 25% of a Participant's compensation, the excess amount will be disposed of in the following order:

[a] First, unmatched Participant after-tax contributions to the extent that the return would reduce the excess amount, will be returned to the Participant.

[b] Second, any matched Participant after-tax contributions to the extent the return would reduce the excess amount, will be returned to the Participant with any matching Company contributions reduced as a consequence allocated under subsections [d] or [e].

[c] Third, any Company Contributions to the extent the reduction would reduce the excess amount will be allocated under subsections [d] or [e].

[d] The amount of any excess attributable to Company Contributions will be applied to offset Company Matching Contributions for the next limitation year, and each succeeding limitation year as necessary; and

[e] To the extent that the excess amounts described in subparagraph [d] above cannot be applied to offset Company Matching Contributions, the excess amounts will be allocated to the suspense account under Section 5.3 and applied to offset Company Matching Contributions in succeeding limitation years as necessary.

For purposes of limiting annual additions under this Section and combined benefits and contributions under Section 4.5, Compensation means wages for federal tax withholding purposes, as defined in 3401(a) of the Code, but determined without regard to any rules that limit remuneration included in wages based on the nature or location of employment or the services performed. Compensation for a limitation year is the Compensation actually paid or includable in gross income during such limitation year.

Notwithstanding the preceding sentence, compensation for a participant in a defined contribution plan who is permanently and totally disabled (as defined in Section 22(e)(3) of the Internal Revenue Code) is the compensation such participant would have received for the limitation year if the participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled participant may be taken into account only if the participant is not a highly compensated employee (as defined in Section 414(g) of the Code) and contributions made on behalf of such participant are non forfeitable when made.

4.5  LIMITATION ON COMBINED BENEFITS AND CONTRIBUTIONS OF ALL DEFINED BENEFIT
     ------------------------------------------------------------------------
AND DEFINED CONTRIBUTION PLANS OF THE COMPANY:  In any year if the Company
- ---------------------------------------------
makes contributions to a defined benefit plan on behalf of an Employee who also is a Participant in this plan, then the sum of the defined benefit Plan fraction and the defined contribution plan fraction (both as prescribed by law and as defined below) for the Employee for the year may not exceed 1.0. In any year, if the sum of the defined benefit plan fraction and the defined contribution plan fraction on behalf of a Participant would exceed 1.0, the benefit accrued on that Participant's behalf under the defined benefit plan will be limited to the extent necessary to prevent the sum of the defined contribution fraction and the defined benefit plan fraction from exceeding 1.0. The Company's contribution on behalf of the Participant to this Plan may be applied as provided under Section 4.4 to the extent necessary to prevent the sum of the defined contribution plan fraction and the defined benefit plan fraction from exceeding 1.0. Any remaining excess may be allocated to the suspense account established under Section 5.3 and applied to offset Company Matching Contributions in succeeding years in accordance with the provisions of Section
5.3.  For purposes of this Section the annual limitation year is the Plan Year.

[a]  Defined Benefit Plan Fraction: The defined benefit plan fraction is a
     -----------------------------
     fraction the numerator of which is the projected annual benefit of the Participant under the plan (determined as of the close of the year) and the denominator of which is the lesser of the following amounts determined for that year and for each prior Year of Service with the Company:

     [1] the product of 1.25 times the maximum benefit dollar limitation in effect for the limitation year under Code Sections 415(b) and (d); or

     [2] the product of 1.4 times 100% of the Participant's average Compensation for his high three consecutive calendar years including any adjustments under Code Section 415(b).

[b]  Defined Contribution Plan Fraction: The defined contribution plan fraction
     ----------------------------------
     is the fraction the numerator of which is the sum of the annual additions to the Participant's Account under all defined contribution plans of the Company as of the close of the limitation year and the denominator of which is the sum of the lesser of the following amounts determined for that year and for each prior Year of Service with the Company:

     [1]  the product of 1.25 times the dollar limitations determined under Code
          Section 415(b) and (d) in effect under Code Section 415(c)(1)(A) for the limitation year; or

     [2]  35% of the Participant's Compensation for the limitation year.

[c]  Transition Rules: The Plan Administrator, in his discretion, may elect to
     ----------------
     use the transition rules for calculating the defined contribution fraction as provided in Code Sections 415(e)(4) and 415(e)(6).

4.6  TOP HEAVY PLAN PROVISIONS: The provisions of this Section will be in
     -------------------------
effect for any Plan Years in which the Plan is Top Heavy.

[a]  Minimum Contribution: If no other qualified plan maintained by the Company
     --------------------
     provides the minimum benefit or contribution for Participants required under Code Section 416(c) for a Plan Year that the plan is Top Heavy, this Plan will provide a minimum allocation (which may include forfeitures otherwise allocable) for the Plan Year for each Participant (for purposes of Code Section 416(c) and the regulations thereunder) who is a non-Key Employee in an amount equal to at least 3% of the Participant's Compensation for the Plan Year. If the percentage of contributions made under the plan for the year for the Key Employee for whom such percentage is the highest is less than 3%, salary reduction contributions made by Key Employees must be included for purposes of determining contributions made on behalf of Key Employees. Notwithstanding the preceding sentence, the minimum allocation required under this paragraph may in no event exceed the percentage of contributions made under the plan for the year for the Key Employee for whom such percentage is the highest. If Employees who are Participants in this Plan also participate in a defined benefit plan maintained by the Company and both plans are Top Heavy for any Plan Year, the Company may elect to satisfy the minimum contribution requirements of Code Section 416(c) by providing a minimum allocation (which may include forfeitures otherwise allocable) for the Plan Year for each Participant (for purposes of Code Section 416(c) and the regulations thereunder) who is a non-Key Employee in an amount equal to at least 5% of the Participant's Compensation for the Plan Year. For purposes of this Section, Participants who must be considered Participants to satisfy the coverage requirements of Code Section 410(b) in accordance with Code Section 401(a)(5) and who have not Terminated Employment at the end of the Plan Year will be eligible to share the minimum contribution including Participants who have failed to complete 1,000 or more Hours of Service, who have declined to make Participant contributions to the Plan or who have been excluded because the Participant's Compensation is less than a stated amount. For purposes of this Section, Compensation shall mean Compensation as defined in Section
     4.4. Neither salary deferral nor Company Matching Contributions may be used to satisfy the Top Heavy minimum.

[b]  Vesting: For any Plan Year for which the Plan is Top Heavy, 100% immediate
     -------
     vesting will automatically be in effect for all Account balances attributable to Company contributions, including Company contributions made before the Plan became Top Heavy, but not for the

     Company Contributions Accounts of any Participant who is not credited with an Hour of Service after the Plan first becomes Top Heavy. If the Plan ceases to be Top Heavy, the percentage of vesting in the Participants' Accounts attributable to Company contributions will not be reduced.

[c]  Modification of Plan Fraction: The 1.25 factor in the defined benefit plan
     -----------------------------
     fraction and defined contribution plan fraction (as the fractions are defined in the preceding Section) will be reduced to 1.0 for any year that the Plan is Top Heavy, unless the requirements of paragraph [a] are still satisfied when 4% is substituted in the place of 3% or 7-1/2% is substituted for 5% in paragraph [a]. The 1.25 factor will be reduced to
     1.0 for any year that the Plan is Super Top Heavy.

4.7  EXCLUSIVE BENEFIT: This Plan and Trust have been established for the
     -----------------
exclusive benefit of the Participants and their Beneficiaries. Under no circumstances may any funds contributed to or held by the Trustee at any time revert to or be used by the Company except that all contributions by the Company to the Plan are conditional upon both the qualification of the Plan and the deductibility of the contribution. At the Company's written request to the Trustee a contribution by the Company may be returned to the Company within one year of (1) the date of payment if the contribution was made by mistake of fact;
(2) the date initial qualification or qualification on Plan amendment is denied provided the amendment is submitted to the Internal Revenue Service for determination of qualification within one year after it is adopted; or (3) the date deduction of a contribution is disallowed. The amount returned may not include net earnings but may be adjusted for net losses attributable to the contribution.

4.8  COMPANY'S OBLIGATIONS: The adoption and continuance of the Plan will
     ---------------------
not be deemed to constitute a contract between the Company and any Employee or Participant, nor to be a consideration for, nor inducement nor condition of, the employment of any person. Nothing in this Plan will be deemed to give any Employee or Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee or Participant at any time, nor will it be deemed to give the Company the right to require the Employee or Participant to remain in its employ, nor will it interfere with the right of any Employee or Participant to terminate his employment at any time.

4.9  ROLLOVER AND TRANSFER CONTRIBUTIONS: A Participant may contribute any
     -----------------------------------
amount of funds to the Plan in any year if the contribution satisfies the requirements under law for rollover contributions and if the Committee agrees in writing to accept the contribution on behalf of the Plan and the Company. In the event the Internal Revenue Service determines that all or any portion of any Rollover contribution does not satisfy the requirements under law for Rollover contributions, such Rollover contribution or portion thereof and any net earnings attributable to such Rollover contribution or portion thereof shall be distributed in a single payment to the Participant. Subject to the direction of the Committee, the Trustee is authorized to receive and add to the Trust Fund as a direct transfer, assets in cash attributable to the vested interest of any Participant in a retirement plan qualified under Code Section 401 (a) if the individual is a Participant in this Plan provided, however, that assets of a money purchase pension plan, a target benefit plan, a defined benefit plan or of a profit-sharing plan subject to the qualified joint and survivor annuity provisions of Code Section 401(a)(11) may be rolled over but may not be transferred to this Plan. Any Transfer contributions will, to the extent adequate information about the contribution is made available to the Committee, be allocated to the appropriate
Participant Accounts in this Plan and, if adequate information to make such allocations is not made available to the Plan Administrator, then any such contribution or portion of such contribution that cannot be allocated to a Participant's other Plan Accounts will be allocated to a separate Transfer Account for the Participant. Any rollover contributions will be allocated to a separate Rollover Account for a Participant who makes a Rollover contribution.


                                   ARTICLE V

                              PARTICIPANT ACCOUNTS




5.1  PARTICIPANT ACCOUNTS: The Plan Administrator will maintain one or more
     --------------------
separate Accounts for each Participant in the following categories to which contributions and Trust earnings will be credited as provided in the Plan:

[a] Basic Matched After-Tax Account to which a Participant's matched after-tax contributions and earnings on those contributions will be credited;

[b] Supplemental Unmatched After-Tax Account to which a Participant's unmatched after-tax contributions will be credited;

[c] Tax Deferred Savings Matched Account to which a Participant's matched tax deferred contributions and earnings on those contributions will be credited;

[d] Tax Deferred Savings Unmatched Account to which a Participant's unmatched tax deferred contributions will be credited;

[e] Company Match Account to which a Participant's share of Company Matching Contributions and earnings on those contributions will be credited;

[f] Rollover Account to which any Rollover contributions and earnings on those contributions will be credited, or Transfer Account to which any transfer contributions that were not allocated to other Participant Accounts and earnings on those contributions will be credited; and

[g] Pension Account consisting of amounts transferred from the Pension Plan to the AMAX Plan and then to this Thrift Plan and earnings on those contributions will be credited.

5.2  ALLOCATION OF CONTRIBUTIONS:
     ---------------------------

[a]  Allocation of Participant Contributions: Except for the provisions of
     ---------------------------------------
     Section 4.3, Company Contributions made pursuant to Sections 4.2[a][1] or [2] shall be allocated as Company Matching Contributions so that each Participant is allocated an amount of the Company Matching Contribution which bears the same proportion to the total amount of the Company Matching Contribution to be allocated pursuant to this Section 5.2[a] as matched contributions made by such Participant up to 6% of his Compensation bears to the matched contributions made by all Participants.

[b]  Allocation of Participant Contributions: Participant Contributions received
     ---------------------------------------
     by the Trustee will be credited to Participant Accounts as soon as the amounts to be credited to Participant Accounts can be determined.

5.3  SUSPENSE ACCOUNT FOR UNALLOCATED FORFEITURES  :  In the event that the
     --------------------------------------------
amount of forfeitures from the Company Match Account to be applied to offset Company Matching Contributions or the forfeitures to be directly allocated would exceed the annual addition limitations, a separate suspense account will be established to hold the unallocated forfeitures for any year or years provided that:

[a] no Company Contributions may be made at any time when their allocation would be precluded by Section 415 of the Code;

[b] investment gains and losses and other income are not allocated to the suspense account; and

[c] the amounts in the suspense account are applied to offset Company Matching Contributions or are directly allocated for each Plan Year until the suspense account is exhausted.

5.4  VESTING OF PARTICIPANT ACCOUNTS:
     -------------------------------

[a]  Participant Rollover and Transfer Contributions Accounts:  A Participant's
     --------------------------------------------------------
     interest in Accounts attributable to Participant contributions (Basic Matched After-Tax Account, Supplemental Unmatched After-Tax Account, Matched Tax Deferred Savings Account, and Unmatched Tax Deferred Savings Account) and in Accounts attributable to rollover or transfer contributions will at all times be fully vested and nonforfeitable.

[b]  Company Contributions:  The interest of a Participant in his Company Match
     ---------------------
     Account shall become fully vested upon the earliest to occur of:

     (i)    such Participant's death,

     (ii)   such Participant's attainment of age 65,

     (iii)  such Participant's Retirement,

     (iv)   such Participant's Total and Permanent Disability,

     (v)    the Permanent Layoff of such Participant,

     (vi)   termination of the Plan,

     (vii) permanent discontinuance of contributions by the Company to the Plan. The temporary suspension of Company Contributions will not constitute a termination or partial termination of this Plan; or

     (viii) a Change in Control.

     Except as otherwise specifically provided in this Section, a Participant shall have at any time prior to April 1, 1994 a vested interest in his Company Match Account in accordance with the following schedule:


          Period of Vesting Service                     Vested
          -------------------------                     ------
          Less than 2 years                             0%
                    2 years                             25%
                    3 years                             50%
                    4 years                             75%
                    5 or more years                     100%


     Effective April 1, 1994, a Participant who completes at least one Hour of Service on or after April 1, 1994, will have a fully vested and nonforfeitable interest in his Company Match Account.

5.5  SERVICE INCLUDED IN DETERMINATION OF VESTED ACCOUNTS  : All Periods of
     ----------------------------------------------------
Vesting Service with the Company, its predecessors or with any Affiliated Company or its predecessors will be credited for the purposes of determining a Participant's vested percentage under Section 5.4 without regard to Break in Service rules.


                                   ARTICLE VI

                             INVESTMENT OF ACCOUNTS



6.1  INVESTMENT CATEGORIES: The investment categories will be selected by
     ---------------------
the Portfolio Committee and may include one or more of the following categories plus any additional investment categories the Portfolio Committee determines in its sole discretion to be appropriate:

          --Common Stock of AMAX Gold Inc.

          --Equity funds

          --Bond funds

          --Contract funds

          --Money market fund

6.2  INVESTMENT DIRECTIONS:  A Participant may, by written direction on the
     ---------------------
form provided by and filed with the Committee, direct the investment of Participant contributions and may reinvest assets in any Account other than the Company Match Account in any one or more of the investment categories offered under Section 6.1. If investment or reinvestment in more than one category is directed, the portion in each category must be specified as a percentage of the total in multiples of 1%. A Participant may change investment directions for future contributions effective for payroll deduction contributions for any month provided the Participant notifies the Trustee before the end of the month. On any business day the Participant may instruct the Trustee to liquidate any investment in any of his Accounts except his Company Match Account and reinvest the proceeds. Reinvestment instructions will be processed in accordance with the procedures of the Trustee. Earnings on Account assets shall be invested in accordance with then current Participant investment directions; provided, however, that, except as otherwise specified by the Committee, earnings may be invested only in one of the categories offered in Section 6.1 and earnings on assets other than those specified in Section 6.1 will be invested in accordance with continuing investment directions for the Account in which the assets are held.

6.3  DIVERSIFICATION ELECTION:  A Participant who has attained age 55 and
     ------------------------
completed a Period of Contribution 10 years long or longer may elect to have up to 25% in each of the first four years and in the fifth year up to 50% of the balance of his Company Match Account that is invested in Common Stock of the Company reinvested in one or more other investment categories offered under the Plan. The election may be made annually within 90 days after the close of the year by filing with the Committee a completed diversification election on the form provided by the Committee for this purpose.

6.4  LIQUIDATION OF SECURITIES:  As of the Effective Date of this Plan,
     -------------------------
each Participant who had securities credited to his Company Match Account in the AMAX Plan shall have such securities credited to his Company Account under this Plan. No later than as soon as practicable thereafter, each such Participant shall designate, in a manner determined by the Plan Administrator for this purpose, whether [1] any such securities that are not shares of the Common Stock of the Company in what was the Participant's Company Account under the AMAX Plan shall be liquidated and (together with any cash in such Account) shall be invested in Common Stock of the Company or [2] whether any portion of what was the balance of the Participant's Company Account under the

AMAX Plan shall be liquidated in integral multiples of one percent of such balance and transferred to any of the other available investment categories under this Plan.

6.5  INTERIM INVESTMENT:  In the absence of effective investment directions,
     ------------------
the Committee Administrator will direct the Trustee to invest any cash in a money market fund offered under Section 6.1.

6.6  TRANSFER OR ROLLOVER ACCOUNTS:  The Trustee is authorized to continue to
     -----------------------------
hold any property or security received as a Transfer or Rollover contribution.
A Participant may give investment or reinvestment directions with respect to Transfer or Rollover Contribution Accounts, or any asset received as a Transfer contribution and allocated to any other Participant Account, provided, however, that any proceeds of the sale of any such property or security may be reinvested only in one or more of the categories offered under Section 6.1. The investment directions a Participant has given for the Accounts to which Rollover or Transfer contributions are allocated will govern Transfer or Rollover contributions.

6.7  REINVESTMENT OF COMPANY MATCH ACCOUNT:  Notwithstanding the provisions of
     -------------------------------------
this Article VI, a Participant whose Termination of Employment is due to Retirement and who filed an election under Section 7.2 to defer distribution of his Accounts may designate, in a manner determined by the Committee, that of his Company Match Account shall be invested in the other investment categories offered under Section 6.1, effective as of any subsequent Valuation Date following his retirement.

6.8  VALUATION OF PARTICIPANT ACCOUNTS:  Except as otherwise provided in the
     ---------------------------------
case of distributions under Article VII, Participant Accounts will be valued at least annually as of the last day of each Plan Year on the basis of the then current fair market value of the assets of the Trust Fund. At its discretion, the Plan Administrator may value Participant Accounts more frequently.


                                  ARTICLE VII

                          DISTRIBUTION FROM TRUST FUND




7.1  WHEN ACCOUNTS BECOME DISTRIBUTABLE:  If a Participant dies, suffers Total
     ----------------------------------
Disability, Retires, or Terminates Employment for any other reason, the value of the Participant's vested Account as of the date of distribution will be distributable.

7.2  TIME AND FORM OF PAYMENT:
     ------------------------

[a]  Time of Payment:  Upon Termination of Employment, a Participant may file a
     ---------------
     claim for payment with the Committee. Payment will be made on a date within ninety (90) days after the close of the calendar quarter during which the date of Participant's Termination of

     Employment occurs or Participant receives his last payroll check. If no claim is filed, the Committee will schedule a payment date 60 days after the end of the Plan Year during which the Participant attains Normal Retirement Age, provided, however, that a Participant who Terminates Employment because of Retirement may specify a deferred payment date not later than the earlier of the date of the Participant's death or the date a Participate attains age 70-1/2. A Participant may file a claim for payment with the Committee at any time after Termination of Employment and before attaining Normal Retirement Age for which payment will occur within ninety (90) days following the close of the calendar quarter during which the Participant files a claim for payment.

     A deferred payment date may be accelerated at the Participant's written direction to the Committee.

[b]  Required Beginning Date:  Payment must begin for any Participant:
     -----------------------

     [1] if he attained age 70-1/2 before January 1, 1988, and is not a 5-percent owner (within the meaning of Section 416 of the Code) of the Company at any time during the five-Plan-Year period ending in the calendar year in which he attained age 70-1/2, or thereafter, April 1 of the calendar year following the later of the calendar year in which he Terminates Employment or the calendar year in which he attained Age 70-1/2;

     [2] if he attained age 70-1/2 before January 1, 1988, and is a 5-percent owner (within the meaning of Section 416 of the Code) of the Company at any time during the five-Plan-Year period ending in the calendar year in which he attained age 70-1/2, or thereafter, the later of (1) December 31, 1987, (2) April 1 of the calendar year following the calendar year in which he attained age 70-1/2, or (3) April 1 of the calendar year following the calendar year in which he becomes a 5-percent owner;

     [3] if he attains age 70-1/2 on or after January 1, 1988, April 1 of the calendar year next following the calendar year in which he attains age 70-1/2;

     [4] if he attained age 70-1/2 before January 1, 1989 and after December 31, 1987, is not a 5-percent owner of the Company (within the meaning of Section 416 of the Code), and has not terminated employment from Service before January 1, 1989, April 1, 1990.

[c]  Payment In Cash Or In Kind:  At a Participant's or Beneficiary's request,
     --------------------------
     payment of all or a portion of any Account invested in Common Stock of the Company may be made in Common Stock of the Company. Fractional shares of Common Stock of the Company will be paid in cash. When determining the form of payment, the Committee will make any necessary adjustment on account of any outstanding Plan loan.

[d]  Form of Payment:  Unless the Participant elects otherwise, the
     ---------------
     Participant's Accounts other than the Participant's Pension Account will be distributed in the form of a single sum payment in cash or partly in cash and partly in Common Stock of the Company as elected under Subsection [c] above. A Participant's Pension Account shall be distributed as provided in Subsection [ii] below unless the Participant elects otherwise with spousal consent:

     [i]  Installments:  Payments in approximately equal quarterly or annual
          ------------
          installments over a period, designated by the Participant, of not less than two or more than ten years (in whole-year increments), provided that the period selected by a Participant does not exceed the life expectancy of the last survivor of the Participant and his designated Beneficiary. In the event that the Participant dies before all installments have been paid, the remaining balance in his Account shall be paid to his designated Beneficiary in a single cash sum.

     [ii] Annuity:  The purchase of a nonforfeitable fixed annuity, provided
          -------
          that if the Participant is married on his Annuity Starting Date, and if he has not elected otherwise, the benefit shall be in the form of a qualified joint and survivor annuity providing for a pension payable to the Participant during his life and after his death a pension at the rate of fifty-five percent of the pension paid to the Participant, payable during the life of, and to the spouse to whom he was married on the Annuity Starting Date. A Participant may elect during the 90-day period preceding the Annuity Starting Date not to take the qualified joint and survivor annuity and to take instead another form of payment including an annuity provided in one of the options specified below. Elections under this subsection [ii] shall be in writing and shall be subject to receipt by the Committee of Spousal Consent to the election. The Committee shall furnish each Participant no less than 30 days nor more than 90 days before his Annuity Starting Date a written explanation of the qualified joint and survivor annuity in accordance with applicable law. The Annuity Starting Date is the first day as of which an amount is payable in the form of an annuity following the Participant's retirement or other termination of employment. A Participant may revoke his election and make a new election from time to time and at any time during the election period. If the annuity form selected is not a qualified joint and survivor annuity with the Participant's spouse as Beneficiary, the annuity payable to the Participant and thereafter to his Beneficiary shall be subject to the incidental death benefit rule as described in Section 401(a)(9)(G) of the Code and its application regulations.

          A Participant who elects not to receive a qualified joint and survivor annuity may elect to receive an annuity in one of the optional forms described below or may elect to receive a single sum payment or installment payments under Subsection [i] above.

          Annuity Option 1. A pension payable during the Participant's life, and after his death payable during the life of, and to, the designated Beneficiary.

          Annuity Option 2. A pension payable during the Participant's life, and after his death payable at fifty-five percent of the rate of his pension during the life of, and to, the designated Beneficiary.

          Annuity Option 3. A pension payable during the Participant's life, and after his death payable at one-half the rate of his pension during the life of, and to, the designated Beneficiary.

7.3  DISPOSITION OF FORFEITABLE ACCOUNT ON TERMINATION OF EMPLOYMENT:  If a
     ---------------------------------------------------------------
Participant's employment is terminated and the amount that is to be distributed is $3,500 or less taking into account both Company and Participant contributions) or the Participant consents to the distribution, then the Participant's Accounts may be distributed in a single sum payment and any portion of his Company Match Account that is forfeitable will be forfeited by him immediately. If a single sum distribution is not made under the preceding sentence, the portion of a Participant's Account that is forfeitable will be forfeited as of the date the Participant incurs five consecutive one-year Breaks in Service. A Participant who terminates employment without any vested interest shall be deemed to have received a distribution upon such Termination of Employment. If a Participant is reemployed prior to five consecutive one-year Breaks in Service and did not receive distribution of his entire Account upon Termination of Employment, his forfeited Account will be restored by means of a Company contribution. Any amount forfeited will remain in the Trust Fund and will be applied to offset Company Matching Contributions as provided in Section 4.2[a][1], used to reinstate forfeitures, or will be applied to pay Plan expenses.

7.4  SPENDTHRIFT TRUST PROVISIONS:  Except for benefits payable in accordance
     ----------------------------
with the applicable requirements of an order determined by the Plan Administrator under procedures adopted by the Plan Administrator to be a qualified domestic relations order under Code Section 414(p), all benefits payable by the Plan will be paid only to the person entitled to them, and all payments will be made directly to that person and not to any other person or corporation. Payments will not be subject to the claim of any creditor of a Participant, nor may payments be taken in execution by attachment or garnishment or by any other legal or equitable proceeding. No person will have any right to alienate, anticipate, commute, pledge, encumber, or assign any payments or benefits that he may expect to receive, contingently or otherwise, under this Plan, except the right to designate a Beneficiary or Beneficiaries.

7.5  DISTRIBUTION IN THE EVENT OF DEATH:
     ----------------------------------

     If the Participant dies before distribution of his interest begins, distribution of the Participant's entire interest in a single sum payment shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except that upon the death of a married Participant who participated in the Pension Plan, if the Participant's death occurs before his Pension Account is fully distributed, and if the Participant has not, with Spousal Consent, designated a non-spouse Beneficiary, the Participant's Pension Account shall be used to purchase a nonforfeitable single-life annuity providing for a pension payable to the Participant's spouse (hereinafter referred to as the "Survivor Annuity"), unless the spouse elects to receive the remainder of the Pension Account in a single sum. The spouse's pension shall commence on what would have been the Participant's Normal
     Retirement Date, or date of death, if later, unless the Participant's spouse elects to begin receiving payments as of the first day of any month following the Participant's date of death, and prior to what would have been his Normal Retirement Date. If a Participant who did not participate in the Pension Plan has elected an annuity and his spouse is his Beneficiary, payment shall be made in the form of a life annuity for the life of the spouse unless the spouse elects a single sum payment.

     If a Participant dies after distribution of his interest begins but before distribution has been completed, distribution of the Participant's remaining interest, if any, will be determined by the form in which benefits were being paid to the Participants.

     For purposes of this Section, any amount paid to a child of the Participant will be treated as if it has been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

7.6  BENEFICIARIES:
     -------------

[a]  Order of Payment:  If the Participant fails to designate a Beneficiary
     ----------------
     before his death, or if no designated Beneficiary survives the Participant the Participant's unpaid Account will be paid in a single sum to the person, persons or entity in the first of the following classes of successive preference beneficiaries surviving at the death of the
     Participant:

     [1]  Spouse,
     [2]  Children,
     [3]  Estate.

     These provisions will be deemed modified where necessary to comply with the applicable law of any state.

[b]  Change of Beneficiary:  Subject to the requirements of Section 7.2[c][2]
     ---------------------
     and 7.6[c], a Participant may designate a new Beneficiary at any time by filing with the Committee a written change on a form furnished by the Committee. The change will become effective only upon receipt of the form by the Committee, but upon receipt the change will relate back to and take effect as of the date the Participant signed the request, whether or not the Participant is living at the time of receipt; provided, however, that neither the Committee not the Company will be liable by reason of any payment of the Participant's Account made before receipt of a form.

[c]  Spousal Consent:  For a Participant who is married, no Beneficiary
     ---------------
     designation or change of Beneficiary or waiver of the qualified joint and survivor annuity under this Plan will be effective unless the spouse of a Participant consents in writing. Spousal consent must acknowledge the effect of the election and must be witnessed by the a Plan representative or a notary public. Spousal consent will not be required if it is established to the satisfaction of the Committee that consent cannot be obtained because the Participant has no spouse or the Participant's spouse cannot be located. Any election, consent, or Beneficiary designation that has the effect of revoking a waiver of a surviving spouse's benefit may be made by a Participant without spousal consent anytime before the payment of benefits is made.

[d]  Uncertainty As To Right Of Beneficiary:  If the Committee is in doubt as to
     --------------------------------------
     the right of any Beneficiary, the amount in question may be paid to the estate of the Participant, in which event neither the Committee not the Company will be under any further liability to anyone with respect to the Account of the Participant.

[e]  Participant or Beneficiary whose Whereabouts Are Unknown:  In the case of
     --------------------------------------------------------
     any Participant or Beneficiary whose whereabouts are unknown, the Committee will notify the Participant or Beneficiary at his last known address by certified mail with return receipt requested advising him of his right to a pending distribution. If the Participant, or Beneficiary cannot be located in this manner, the Committee may direct the benefits deposited with the registry of the appropriate district court, or establish an account in Participant's name until it is claimed or until proof of death satisfactory to the Committee is received by the Committee, or forfeit the Account. If a claim for forfeited benefits is subsequently made by the Participant or Beneficiary, the amount forfeited, unadjusted for earnings or interest will be restored by means of a Company contribution and will be paid.

7.7  WITHDRAWALS DURING SERVICE:
     --------------------------

[a]  Withdrawals From After-Tax Accounts:
     -----------------------------------

     [i] A Participant while an Employee may withdraw all or part of his contributions to his After-Tax Accounts made to the Plan before January 1, 1987, excluding earnings.

     [ii] A Participant who has withdrawn all amounts withdrawable under Subsection [i] above may elect to withdraw all or part of his contributions to his After-Tax Accounts made after January 1, 1987, and earnings on after-tax contributions.

     [iii] A Participant who has withdrawn all amounts withdrawable under Subsections [i] and [ii] above may elect to withdraw any part of his Rollover Account.

     [iv] Not more than two withdrawals may be made from After-Tax Accounts in any calendar year. Not more than one withdrawal may be made from a Participant's Rollover Account in any calendar year.

[b]  Withdrawals from Company Match Account:  A Participant who has withdrawn
     --------------------------------------
     all amounts withdrawable under Subsection [a][i], [ii] and [iii] above may withdraw all or part of his Company Match Account balance as of March 31, 1994. Company Matching Contributions made on or after April 1, 1994, and earnings credited to the Company Match Account after April 1, 1994, may not be withdrawn less than 24 months after being credited to the Account. No more than one withdrawal may be made from the Company Match Account in any calendar year.

[c]  Withdrawals After Age 59-1/2:  A Participant who has attained age 59-1/2
     ----------------------------
     may elect to withdraw in the following order all or part of [i] the contributions to his After-Tax Accounts made to the AMAX Plan before January 1, 1987, [ii] contributions to his After-Tax Accounts made on or after January 1, 1987, with earnings, [iii] the remainder of his contributions to his After-Tax Accounts, [iv] his rollover contributions with earnings, [v] the vested portion of his Company Match Account, and then [vi] contributions to his Tax Deferred Accounts, with earnings.

[d]  Hardship Withdrawals During Service From Tax-Deferred Savings Accounts:  A
     ----------------------------------------------------------------------
     Participant may withdraw amounts otherwise withdrawable from his After-Tax and Rollover Accounts and Company Match Account in the order specified under Sections 7.7[a] and [b] and then, his Tax-Deferred Savings Accounts while an Employee only upon a showing that the withdrawal is necessary in light of immediate and heavy financial need of the Participant. The withdrawal cannot exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant. The Committee's need to determine if other resources have been exhausted can be satisfied by reasonable reliance on the employee's representation that the need cannot be relieved through:

     [1]  reimbursement or compensation by insurance or any other source;

     [2] reasonable liquidation of assets, including assets of the employee's spouse and minor children, as long as this would not create a hardship in itself;

     [3] distributions or nontaxable loans from all retirement plans, including those sponsored by another employer;

     [4]  reasonable loans from banks or other commercial lenders; or

     [5] stopping elective deferrals and after-tax contributions to employer plans.

     Objective standards to determine whether an Employee requesting hardship withdrawal has demonstrated a definite financial need and exhaustion of all available resources. These standards will include requiring the employee to provide one rejection for a loan from another source and proof of the specific amount of financial need. Hardship will include expenditures arising from:

          [i] unreimbursed medical expense of the employee, the employee's spouse or any of his dependents.

          [ii]  purchase of a principal residence for the employee;

          [iii] payment of tuition for the next 12 months of post-secondary education for the employee, his spouse, children or dependents; and

          [iv] payments needed to prevent eviction from his principal residence or foreclosure on his mortgage on his principal residence.

     The Committee will be permitted to rely on the Employee's representations regarding the above as long as the Committee or its designated agents does not have any actual knowledge or any reason to know that the Employee's representation is false.

[e]  Withdrawal Procedures:  To make any withdrawal under this Section 7.7, a
     ---------------------
     Participant shall make an application in the manner prescribed by the Committee. A withdrawal shall be made as soon as practicable following the Committee's approval of the Participant's application for a withdrawal.
     The minimum withdrawal shall be $500 or the total value of the vested portion of the Participant Accounts available for withdrawal, if less. In no event may a Participant who has deferred distribution of his Account under Section 7.2 make a withdrawal. In no event may a Participant withdraw an amount from his Pension Account. In the event a married Participant has elected an annuity at the time a withdrawal is to be made, the withdrawal election will not be effective without Spousal Consent.

[f]  Form of Payment:  Any amount withdrawn will be paid in a single sum
     ---------------
     payment.

[g]  Order of Asset Conversion:  The Committee will convert assets to obtain
     -------------------------
     withdrawal proceeds in a uniform order which may change from time to time. Participants shall be given notice of such order and of any changes.

7.8  QUALIFIED DOMESTIC RELATIONS ORDER:  In the event that a Domestic
     ----------------------------------
     Relations Order is presented to the Committee and is approved as Qualified under certain Administrative Procedures adopted by the Committee, any and all benefits created under an approved Qualified Domestic Relations Order shall be available for distribution to the designated alternate payee as soon as is administratively feasible after the date specified in the Order.

7.9  DIRECT TRANSFERS AND ROLLOVERS:   This Section applies to distributions
     ------------------------------
     made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's distribution election under this Article, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an eligible retirement plan specified by the distributee in a Direct Rollover .

[a]  Definitions:
     -----------

     [1] An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Participant, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code
          Section 401(a)(9); and (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     [2] An Eligible Retirement Plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code
          Section 403(a), or a qualified trust described in Code Section 401(a) that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

     [3] A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee' spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

     [4] A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

[b]  Procedures.  The Committee may establish procedures for the distribution of
     ----------
     Eligible Rollover Distributions, including any limitations on the amount eligible for a rollover distribution, to the extent permitted by law.

7.10 PARTICIPANT LOANS:
     -----------------

[a]  Administration:  The Committee or its designee shall be responsible for
     --------------
     administration of the loan program.

[b]  Allowability:  A Participant who is an Employee may borrow from his Account
     ------------
     balances in the Plan.

[c]  Conditions of Loan:  Any loan from the Plan will be subject to the
     ------------------
     following conditions:

     [1] The loan will be in the form of cash and may not exceed the total vested Account balances.

     [2] The loan may not exceed the lesser of 50 percent of the market value of the total vested Accounts at the time that a written loan request from a Participant is received by the Plan Administrator or $50,000 reduced by the excess (if any) of the highest balance of loans outstanding during the 1-year period ending on the date the new loan is made over the balance of loans outstanding on the date the new loan is made.

     [3] The minimum loan will be $1,000 or such lower amount specified by the Committee.

     [4] The term of a loan will be not less than six months and not more than 5 years in increments of six months (except that if the Committee is satisfied that the loan proceeds will be used to purchase the principal residence of the Eligible Participant, the Committee may, in its sole discretion, establish a longer term for repayment).

     [5] A payroll deduction authorization for the term of the loan repayment must be executed and delivered to the Committee.

     [6] A promissory note in form satisfactory to the Trustee must be executed and delivered to the Trustee. Payment of principal and interest shall be made by payroll deduction.

     [7] Each loan must require substantially level amortization over the term of the loan, with payments not less frequently than monthly.

     [8] One new loan will be allowed each Plan Year, but no more than one outstanding loan will be permitted at any one time.

     [9] All loans shall provide that the entire unpaid principal balance and accrued interest thereon shall be due and payable as of the date the Participant (or his beneficiary in the case of the Participant's death) becomes eligible to receive a distribution. The Committee may instruct the Trustee to withhold from such distribution up to an amount equal to such principal and interest. If the amount of such distribution is insufficient to repay all such principal and interest, the Participant (or his estate) shall remain liable for the unpaid amount.

     [10] The limits of this Section will apply to all loans to the Participant under all plans maintained by the Company.

[d]  Employee Direction For Loan Proceeds And Valuation Of Accounts:
     --------------------------------------------------------------

     [1]  Employee Direction:  A Participant shall execute a written request to
          ------------------
          the Trustee setting forth the amount of the requested loan.

     [2]  Valuation of Account:  The valuation of an Account, or the sale or
          --------------------
          redemption of securities credited to an Account, or both, will be made on the date or dates selected by the Trustee and within a reasonable time after receipt by the Trustee of a written application for a loan.

     [3]  Order of Account and Asset Conversion:  The Trustee will convert
          -------------------------------------
          Accounts and assets on a pro rata basis to obtain loan proceeds in the order prescribed by the Trustee.

[e]  Interest On Loan:  Interest will be charged on loans at a commercially
     ----------------
     reasonable rate determined by the Committee.

[f]  Allocation of Loan Repayments:  Loan payments will be credited to a
     -----------------------------
     Participant's Accounts in the reverse order from which such Accounts provided loan proceeds.

[g]  Prepayment of Loan:
     ------------------

     [1]  Employee-Participant:  A Participant may make a single sum prepayment
          --------------------
          of all of an outstanding loan balance.

     [2]  Prepayment on Termination of Employment:  A Participant may prepay any
          ---------------------------------------
          outstanding loan balance prior to Termination of Employment. If a loan is not prepaid prior to Termination of Employment, the outstanding balance will constitute a distribution upon Termination of Employment. If a loan is not prepaid prior to Termination of Employment and the Participant is a party in interest (as defined in Section 3(14) of ERISA), the outstanding balance will be paid in monthly installments as more fully set forth below.

[h]  Loans to Terminated Employees:  Terminated employees, who are parties in
     -----------------------------
     interest and who do not request a distribution of their account balances, will be permitted to continue to make payments on pre-existing loans if the Employees meet the criteria for the continuance of such loans established by the Trustee.

[i]  Loan Default:  Any loan will be treated as being in default if a scheduled
     ------------
     monthly payment is not made within ninety days of the payment due date.   A
     loan in default will be treated as a distribution made as of the default date.

                                  ARTICLE VIII

                             FIDUCIARY OBLIGATIONS




8.1  GENERAL FIDUCIARY DUTIES :A fiduciary must discharge his duties under the
     ------------------------
Plan solely in the interest of the Participants and the Beneficiaries and for the exclusive purpose of providing benefits to Participants and to their Beneficiaries and defraying reasonable expenses of administering the Plan. All fiduciaries must act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Except as authorized by regulations of the Secretary of Labor, no fiduciary may maintain the indicia of the ownership of any assets of the Plan outside the jurisdiction of the district courts of the United States. A fiduciary must act in accordance with the documents and instruments governing the Plan to the extent the documents and instruments are consistent with the requirements of law.

8.2  ALLOCATION OF FIDUCIARY RESPONSIBILITY:  A named fiduciary may designate
     --------------------------------------
persons other than named fiduciaries to carry out fiduciary responsibilities under the Plan provided, however, that fiduciary responsibilities to manage or control Plan assets may not be delegated except by appointment of an Investment Manager. Named fiduciaries are the Trustee, the Committee, and the Portfolio Committee.

8.3  LIABILITY INSURANCE AND INDEMNIFICATION:  A fiduciary may purchase
     ---------------------------------------
insurance to cover liability from and for his own account. The Company may purchase insurance to cover potential liability of those who serve in a fiduciary capacity with regard to the Plan or may indemnify a fiduciary against liability and expenses reasonably incurred by him in connection with any action to which the fiduciary may be made a party by reason of his being or having been a fiduciary.

8.4  PROHIBITED TRANSACTIONS:  No fiduciary may cause the Plan to engage in a
     -----------------------
transaction if the fiduciary knows the transaction constitutes a prohibited transaction under law. No disqualified person under law other than a fiduciary acting only as such) may engage in a prohibited transaction as prescribed by law.

8.5  RECEIPT OF BENEFITS BY FIDUCIARIES:  Nothing will prohibit any fiduciary
     ----------------------------------
from receiving any benefit to which he may be entitled as a Participant or Beneficiary in the Plan, if the benefit is computed and paid on a basis that is consistent with the terms of the Plan as applied to all other Participants and Beneficiaries.

8.6  COMPENSATION AND EXPENSES OF FIDUCIARIES:
     ----------------------------------------

[a]  General Rules:  A fiduciary is entitled to receive any reasonable
     -------------
     compensation for services rendered or for the reimbursement of expenses properly and actually incurred in the performance of his duties under the Plan. However, a fiduciary who already receives full-time pay from the Company may receive no compensation from the Plan, except for reimbursement of expenses properly and actually incurred. All compensation and expenses will be paid by the Plan, unless the Company, in its discretion, elects to pay all or any part of the compensation and expenses.

[b]  Compensation of Trustee:  The Trustee is entitled to such reasonable
     -----------------------
     compensation for its services as the Company and the Trustee mutually shall determine.

[c]  Compensation of Persons Retained or Employed by Named Fiduciary:  The
     ---------------------------------------------------------------
     compensation of all agents, counsel, or other persons retained or employed by a named fiduciary will be determined by the named fiduciary employing the person, provided that a person who is a full-time employee of the Company may not receive compensation from the Plan.

8.7  SERVICE BY FIDUCIARIES AND DISQUALIFIED PERSONS:  Nothing in this Plan
     -----------------------------------------------
will prohibit anyone from serving as a fiduciary in addition to being an officer, employee, agent, or other representative of a qualified person.

8.8  PROHIBITION AGAINST CERTAIN PERSONS HOLDING CERTAIN POSITIONS:  No person
     -------------------------------------------------------------
who has been convicted of a felony will be permitted to serve as an administrator, fiduciary, officer, Trustee, custodian, counsel, agent, or as a consultant to this Plan, unless permitted under law. The Plan Administrator will ascertain to the extent practical that no violation of this Section occurs. No person knowingly may permit any other person to serve in any capacity that would violate this Section.


                                   ARTICLE IX

                               PLAN ADMINISTRATOR




9.1  APPOINTMENT OF PLAN ADMINISTRATOR:  The Board of Directors will appoint
     ---------------------------------
as Plan Administrator the Thrift Plan Committee, the members of which will hold office until resignation, death, or removal by the Board of Directors. If the Board of Directors fails to appoint the Plan Administrator, the Board of Directors will be the Plan Administrator. Any person may serve in more than one fiduciary capacity. A committee member may resign at any time by giving written notice to the Board of Directors. At any time a Committee member may be removed by the Board of Directors without cause. As soon as practical following the death, resignation, or removal of any Committee member, the Board of Directors will appoint a successor. Written notice of appointment of a successor Committee member will be given by the Board of Directors to the Trustee. Until receipt by the Trustee of written notice, the Trustee will not be charged with knowledge or notice of the change.

9.2  INFORMATION TO BE MADE AVAILABLE TO COMMITTEE: To enable the Committee to
     ---------------------------------------------
perform all of his duties under the Plan, the Board of Directors will provide the Committee with access to any information the Committee requires. If required information is not available from the Company's records, the Committee may obtain the information from the Participants. The Committee and the Company may rely on and will not be liable for any information that an Employee provides either directly or indirectly.

9.3  DUTIES AND POWER OF COMMITTEE:
     -----------------------------

[a]  General:  In its sole discretion, the Committee will decide all questions
     -------
     arising in the administration, interpretation, and application of the Plan, including all questions relating to eligibility and distributions, except as may be reserved under this Plan to the Company. The decisions of the Committee will be final. The Committee will direct the Trustee concerning the payments to be made out of the Plan assets under this Plan. All notices, directions, information, and other communications to and from the Committee will be in writing.

[b]  Employment of Advisers and Persons to Carry Out Responsibilities:  The
     ----------------------------------------------------------------
     Committee may employ one or more persons to render advice with regard to any responsibility the Committee has under the Plan and may employ one or more persons (including the Trustee) to carry out any of its responsibilities under the Plan.

[c]  Reporting and Disclosure:  The Committee will be responsible for all
     ------------------------
     applicable reporting and disclosure requirements of law. The Committee will prepare, file with the Secretary of Labor or the Secretary of the Treasury, and furnish to Plan Participants and Beneficiaries, when applicable, the following:

     [1]  summary plan description;
     [2]  description of modifications and changes;
     [3]  annual report;
     [4]  terminal and supplementary reports;
     [5]  registration statement; and
     [6]  any other return, report, or document required by law.

[d]  Inspection of Documents:  The Committee is to make available for inspection
     -----------------------
     copies of the Plan and the latest annual report and the agreements under which the Plan was established or is operated. The documents will be available for examination by any Participant or Beneficiary in the principal office of the Committee and in any other places necessary to make available all pertinent information to all Participants. On written request by any

     Participant or Beneficiary, the Committee is to furnish a copy of the latest updated summary plan description, and the latest annual report, any termination report, and any agreements under which the Plan is established or operated. In addition, the Plan Administrator is to comply with every other requirement imposed on him by law.

[e]  Keeping of Records:  The Committee will keep any records that are necessary
     ------------------
     or advisable in his judgment for the administration of this Plan.

[f]  Bonding of Fiduciaries and Plan Officials:  The Committee must procure
     -----------------------------------------
     bonds for every fiduciary of the Plan and for every person who handles funds or other property of the Plan that is not exempt from the bonding requirements. Bonds must conform to the requirements of law and will be in an amount not less than $1,000 or if greater, 10% of the amount of funds handled, with a generally applicable maximum of $500,000.

9.4  NOTICES FROM PARTICIPANTS:  Whenever provision is made in the Plan
     -------------------------
that a Participant may exercise any option or election or designate any Beneficiary, the action of the Participant will be evidenced in writing on the forms provided by the Committee, if a form is provided, signed by the Participant and delivered to the Committee in person or by mail. Written notice will not be effective until received by the Committee.

9.5  CLAIMS PROCEDURES:
     -----------------

[a]  Filing and Initial Determination of Claim:  Any Participant, Beneficiary,
     -----------------------------------------
     or his duly authorized representative may file a claim for a Plan benefit to which the claimant believes he is entitled. A claim must be in writing and delivered to the Committee in person or by certified mail, postage prepaid. Within 90 days after receipt of a claim, the Committee will send the claimant by certified mail, postage prepaid, notice of the granting or denying, in whole or in part, of the claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension exceed 90 days from the end of the initial period. If an extension is necessary, the claimant will receive a written notice prior to the expiration of the initial 90-day period. The Committee has full discretion to deny or grant a claim in whole or in part. If notice of the denial of a claim is not furnished in accordance with this paragraph [a], the claim will be deemed denied and the claimant will be permitted to exercise his right of review pursuant to paragraphs [c] and [d] of this Section.

[b]  Duty of Plan Administrator Eden Denial of Claim:  The Committee will
     -----------------------------------------------
     provide to a claimant who is denied a claim for benefit a written notice setting forth in a manner calculated to be understood by the claimant:

     [1]  the specific reason or reasons for the denial;

     [2] specific reference to pertinent Plan provisions on which the denial is based;

     [3] a description of any additional material or information necessary for the claimant to correct the claim and an explanation of why the material is necessary; and

     [4]  an explanation of the Plan's claim review procedure.

[c]  Review of Claim Denial:  Within 60 days after receipt by the claimant of
     ----------------------
     written notice of the denial in whole or in part of his claim, the claimant or his duly authorized representative, by written application to the Committee in person or by certified mail, postage prepaid, may request a review of the denial, may review pertinent documents, and may submit issues and comments in writing. On receipt of the request for review, the Plan Administrator will make a prompt decision on the review. The decision on review will be written in a manner calculated to be understood by the claimant, and will include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. The decision on review will be made not later than 60 days after the Committee's receipt of a request for a review, unless special circumstances require an extension of time for processing, in which case a decision will be made not later than 120 days after receipt of a request for review. If an extension is necessary the claimant will be given written notice of the extension prior to expiration of the initial 60-day period. If notice of the decision on the review is not furnished under this paragraph [c], the claim will be deemed denied and the claimant will be permitted to exercise his right to legal remedy under paragraph [d] of this Section.

[d]  Legal Remedy:  After exhaustion of the claim procedure as provided under
     ------------
     this Plan, nothing will prevent any person from pursuing any other legal remedy.


                                   ARTICLE X

                                    TRUSTEE




10.1 TRUSTEE:  The Board of Directors of the Company shall appoint one or
     -------
more individuals and/or corporations to act as Trustee under the Plan, and at any time may remove, and appoint a successor to, any such person or corporation. All of the assets of the Plan shall be held in a trust created under a written trust agreement entered into by the Company and the Trustee.

10.2 VOTING SHARES OF COMPANY STOCK:
     ------------------------------

[a] Notwithstanding any other provision of the Plan, each Participant (or, if applicable, the Participant's beneficiary) shall have the right to instruct the Trustee, with respect to the voting of the full shares of Common Stock of the Company in the Participant's Account or to direct the Trustee as to how to respond to a tender or exchange offer with respect to shares of Common Stock of the Company in the Participant's Account. Individual instructions received from Participants (or their beneficiaries) by the Trustee (whether regarding voting, tender or exchange) shall be held in the strictest confidence and shall not be divulged or released to any person, including officers or employees of the Company.

[b] Before each annual or special meeting of the shareholders of the Company, the Committee shall cause each Participant (or beneficiary) to be provided with a copy of the proxy solicitation material for the shares of Common Stock of the Company allocated to such Participant's Account, together with a form for providing confidential instructions to the Trustee on how to vote the full shares of Common Stock of the Company allocated to the Participant's Account. The Trustee shall vote such shares of Common Stock of the Company as instructed in instructions received on or prior to the date specified in the instruction. Any Common Stock of the Company allocated to a Participant's account for which voting instructions have not been timely received and any fractional interests of shares of Common Stock allocated to a Participant Accounts, shall be voted by the Trustee in the same manner and in the same proportion as the shares for which the Trustee has received timely instructions from Participants (or beneficiaries) with respect to allocated shares.

[c] Each Participant (or beneficiary) shall have the right to direct the Trustee in writing as to how to respond to a tender or exchange offer made with respect to Common Stock of the Company (including any fractional share) allocated to the Participant's Account in the Plan. Any allocated Common Stock of the Company for which such a direction has not been timely received shall not be tendered or exchanged. Each Participant (or beneficiary) shall have the right, at any time prior to the expiration of withdrawal rights with respect to such tender or exchange offer, to direct the Trustee to withdraw from tender or exchange any Common Stock of the Company which such Participant (or beneficiary) previously directed to be tendered or exchanged.

[d] In the event of a tender or exchange offer for shares of Common Stock of the Company, the Company and the Committee shall timely communicate to all Participants (or beneficiaries) the provisions of the Plan relating to the tender or exchange of such shares and shall timely distribute to all such Participants (or beneficiaries) all communications directed generally to the owners of the shares subject to the tender or exchange offer.

10.3 EMPLOYEE BENEFITS PORTFOLIO REVIEW COMMITTEE:
     --------------------------------------------

[a] The Board of Directors shall appoint an Employee Benefits Portfolio Review Committee (the "Portfolio Committee") which shall consist of not less than five persons. The members of the Portfolio Committee shall be employees, retired employees or directors of the Company (or any of its subsidiaries or affiliates), shall be appointed from time to time by and for such terms as the Board of Directors may designate, and shall serve at the pleasure of the Board of Directors. The Board of Directors shall designate the persons who shall serve as Chairman or Secretary of the Portfolio Committee, and the members of the Portfolio Committee may elect such other officers as they deem necessary who may, but need not, be members of the Portfolio Committee. The Portfolio Committee shall meet periodically. Three members, but not less than one-third of the Portfolio Committee at the time in office, shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Portfolio Committee at any meeting shall be by the vote of a majority of those present at any such meeting. upon concurrence in writing of a majority of the members at the time in office, action of the Portfolio Committee may be taken otherwise than at a meeting. The members of the Portfolio Committee may appoint from their number such committees with such powers as they shall determine, may authorize one or more of their number of any agent to execute or deliver any instrument or instruments on their behalf, and may employ such counsel, agents, investment advisory or evaluative services and other services as they require in carrying out their duties.

[b] The Portfolio Committee is expressly authorized and empowered to appoint one or more Investment Managers for all or any designated portion of the Plan assets, provided that any Investment Manager so appointed shall qualify as such under the terms of the Act, and is expressly authorized and empowered to allocate and reallocate funds for investment among Investment Managers and to remove any Investment Manger at any time. An Investment Manager shall have the exclusive right to direct the Trustee as to the investment of contributions and income attributable to the investment categories (or the portion of the investment category as specified by the Portfolio Committee).

[c] The Portfolio Committee is expressly authorized and empowered to appoint one or more financial institutions from which investment contracts may be purchased with assets held in an investment category and is expressly empowered to remove any such financial institution at any time. The Portfolio Committee shall notify the Trustee in writing of any appointment or removal of a financial institution under this Section 10.3

[d] The Portfolio Committee shall notify the Trustee in writing of any appointment of an Investment Manager and the Trustee shall thereafter accept and execute any directions of the Investment Manager (with respect to that portion of the Plan assets over which the Portfolio Committee granted such Investment Manager control) until such time as the Portfolio Committee shall file with the Trustee a notice of revocation of such appointment.

[e] The Portfolio Committee may require an Investment Manager appointed pursuant to this Section 10.3 to prepare and submit, from time to time or at such intervals as the Portfolio Committee may specify, such information relating to its investment activities, policies and performance as the Portfolio Committee may deem appropriate.

[f] The Portfolio Committee shall cause to be maintained accounts showing all the investments held under the trust and shall submit investment reports to the Plan Administrator at any time such reports are requested by the Plan Administrator and in no event less than annually. Each member of the Portfolio Committee shall use that degree of care, skill, prudence and diligence, under the circumstances then prevailing, that a prudent person acting in a like capacity and familiar with such matters would use in his conduct of a similar situation.

                                   ARTICLE XI

                         CONTINUANCE, TERMINATION, AND
                          AMENDMENT OF PLAN AND TRUST



11.1 TERMINATION OF PLAN AND TRUST:
     -----------------------------

[a]  General Rules:  The expectation of the Company is to continue this Plan and
     -------------
     Trust indefinitely, but continuation of the Plan and Trust is not assumed as a contractual obligation by the Company, and the right is reserved to the Company, by action of the Board of Directors, to terminate this Plan and/or Trust in whole or in part at any time prior to a Change in Control. The Board of Directors shall have discretion to liquidate the Plan or continue a frozen plan making distributions as provided in Article VII. Termination by the Company in no event will have the effect of reinvesting any part of the Trust Fund in the Company. Notice of termination will be given to the Trustee in the form of an instrument in writing executed by the Company pursuant to the action of its Board of Directors, together with a certified copy of the resolution of its Board of Directors to that effect. In his discretion, the Plan Administrator may request a favorable determination letter from the Internal Revenue Service stating that the prior qualified status of the Plan has not been affected by termination. Termination of the Plan and/or Trust will take effect as of the date specified by the Board of Directors. The Plan and Trust created by execution of this agreement will be terminated automatically in the event of the dissolution, consolidation, or merger of the Company, or the sale by the Company of substantially all of its assets, if the resulting successor corporation or business entity does not continue the Plan and Trust. The Committee will file any termination reports required by law. Amounts contributed on a tax deferred basis under Section 4.1[b] will not be distributed before retirement, death, disability, separation from service, attainment of age 59-1/2, termination of the Plan without a successor plan, or sale of assets or sale of' a subsidiary with respect to an employee who continues employment with the purchaser, except as otherwise provided under the financial hardship withdrawal rules in Section 7.7[b], and will not be distributed merely by reason of the completion of a stated period or the lapse of a fixed number of years unless otherwise allowed under this sentence.

11.2 MERGER, CONSOLIDATION, OR TRANSFER OF ASSETS OR LIABILITIES OF THE PLAN:
     -----------------------------------------------------------------------
The Board of Directors may merge or consolidate this Plan with any other Plan or may transfer the assets or liabilities of the Plan to or from any other Plan if each Participant in the Plan (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan then had terminated). If any merger, consolidation, or transfer of assets or liabilities occurs, the Committee will file any reports required by law.

11.3 AMENDMENTS TO PLAN AND TRUST:  At any time prior to a Change in Control,
     ----------------------------
the Board of Directors may amend this Plan and Trust, provided that no amendment may cause the Trust Fund to be diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries. To the extent authorized by the Board of Directors, the Committee and the President of the Company may amend the Plan. No amendment may decrease the vested interest of any Participant. If an amended vesting schedule is adopted, any Participant who has three or more Years of Service at the later of the date the amendment is adopted or becomes effective may elect to remain under the Plan's prior vesting schedule. Notwithstanding the preceding sentence, no election need be provided for any Participant if the non-forfeitable percentage under the Plan as amended cannot be less than the percentage determined without regard to the amendment. The election must be made within a period established by the Committee in accordance with applicable regulations, and in a form provided by and delivered to the Committee. No amendment may discriminate in favor of Employees who are officers, shareholders, or highly compensated Employees. Notwithstanding anything in this Plan and Trust to the contrary, the Plan and Trust may be amended at any time to conform to the provisions and requirements of federal and state law or any amendments to those laws or regulations or rulings issued pursuant to them. No such amendment will be considered prejudicial to the interest of any Participant or Beneficiary under this Plan. No amendment may decrease the vested Account of any Participant. For purposes of this paragraph, a Plan amendment which has the effect of (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy or (2) eliminating an optional form of benefit with respect to benefits attributable to service before the amendment will be treated as reducing Accounts.

11.4 CHANGE IN CONTROL:  Following a Change in Control, the Board of Directors
     -----------------
may not amend or otherwise modify the Plan or any provision thereof unless [i] the proposed amendment or modification is submitted to a vote of Participants who were participants in the Plan on the date of the Change in Control, and [ii] such amendment or modification is approved by the affirmative vote of three-quarters (3/4) of such Participants; provided, however, that such approval shall not be required for amendments or modifications that are necessary to comply with the qualification requirements of the Code.

11.5 PARTICIPATING COMPANIES:
     -----------------------

[a]  Requirements for Participation:  Any Affiliated Company may participate in
     ------------------------------
     the Plan as a participating Company, provided its participation is approved by the Board of Directors and it executes an instrument of participation. The instrument of Plan participation may contain terms and conditions approved by the Board of Directors and applicable only to the participating Company, and to the extent the qualification of the Plan is not affected, will constitute an amendment of the Plan as it applies to the participating Company.

[b]  Employee Transfers Within Participating Group:  A transfer of employment
     ---------------------------------------------
     from one participating Company to another, will not be considered a Termination of Employment and the Accounts of the Participant whose employment is transferred will be transferred to the group of Accounts of the transferee Company. A transferee Company will continue any funding of the Plan for any Employee it acquires by transfer and credit the prior Years of Service of the transferred Participant.

[c]  Withdrawal by Participating Company:  Any participating Company, by action
     -----------------------------------
     of its Board of Directors, may withdraw from participation in the Plan upon written notice to the Committee and the Trustee, and may (i) treat the withdrawal as a termination of its Plan; or (ii) treat the withdrawal as an amendment of its Plan and direct the Trustee to segregate and transfer to a separate trust and qualified Plan the Accounts of Participants and Beneficiaries allocable to the participating Company; or (iii) treat the withdrawal as an amendment of its Plan and direct the Trustee to segregate and transfer such Accounts to another qualified plan in which the participating Company may participate; provided that the value of Accounts of any Participant immediately after any transfer will be equal to the value of the Accounts immediately before the transfer.

[d]  Contributions on Behalf of a Participating Company:  In the event that any
     --------------------------------------------------
     participating Company is prevented from making all or a portion of its contribution by reason of not having sufficient current or accumulated earnings and profits to make its contributions under this Plan for a year in which a consolidated federal income tax return properly including the participating Company as a member of the affiliated group is filed, another participating Company included in the affiliated group, to the extent it has sufficient current or accumulated earnings and profits, will pay, on behalf of the participating Company, the portion of the participating contributions the Company is otherwise prevented from making for the Plan Year.


                                  ARTICLE XII

                                 MISCELLANEOUS




12.1 BENEFITS TO BE PROVIDED SOLELY FROM THE TRUST FUND:  All benefits payable
     --------------------------------------------------
under this Plan will be paid or provided solely from the Trust Fund, and the Company assumes no liability or responsibility for payment of benefits.

12.2 NOTICES FROM PARTICIPANTS:  Whenever provision is made in the Plan that a
     -------------------------
Participant may exercise any option or election or designate any Beneficiary, the action of each Participant must be evidenced by a written notice signed by the Participant and delivered to the Committee in person or by certified mail. If a form is furnished by the Committee for that purpose, a Participant will be given written notice of his exercise of any option or election or of his designation of any Beneficiary on the form provided for that purpose. Written notice will not be effective until received by the Committee.

12.3 TEXT TO CONTROL:  The headings of articles and Sections are included
     ---------------
solely for convenience of reference. If any conflict between any heading and the text of this Plan and Trust exists, the text will control.

12.4 SEVERABILITY:  If any provision of this Plan is illegal and invalid for
     ------------
any reason, the illegality or invalidity will not affect the remaining provisions. On the contrary, the remaining provisions will be fully severable, and this Plan will be construed and enforced as if the illegal or invalid provisions never had been inserted in the agreement.

12.5 JURISDICTION:  This Plan will be construed and administered under the
     ------------
laws of the state of Colorado when the laws of that jurisdiction are not in conflict with federal substantive law.

12.6 GENDER AND PLURALS:  The masculine gender will include the feminine, and
     ------------------
the singular will include the plural.


                              AMAX GOLD INC.



                              By:
                                 -------------------------------
                              Its:
                                  ------------------------------